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                                                                 EXHIBIT 10(ccc)

                           PURCHASE AND SALE AGREEMENT

                                 by and between

                         OVERSEAS PARTNERS (333), INC.,
                             an Illinois corporation

                                       and

                              333 WEST WACKER LLC,
                      a Delaware limited liability company


                          Effective Date: June 22, 2000
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                               Table of Contents

PURCHASE AND SALE AGREEMENT..................................................1
ARTICLE 1 - CERTAIN DEFINITIONS..............................................1
ARTICLE 2 - SALE OF PROPERTY.................................................6
ARTICLE 3 - PURCHASE PRICE...................................................6
  3.1 Deposit Money..........................................................6
  3.2 Cash at Closing........................................................6
  3.3 Existing Loan..........................................................6
    3.3.1 Assumption of Existing Loan........................................6
    3.3.2 Approval of Lender.................................................6
ARTICLE 4 - TITLE AND SURVEY MATTERS.........................................7
  4.1 Title to Real Property.................................................7
  4.2 Title Defects..........................................................7
    4.2.1 Certain Exceptions to Title........................................7
    4.2.2 Discharge of Title Objections......................................8
  4.3  Title Insurance.......................................................8
ARTICLE 5 - BUYER'S DUE DILIGENCE/CONDITION OF THE PROPERTY..................9
  5.1 Buyer's Inspections and Due Diligence..................................9
  5.2 Termination of Agreement During Due Diligence Period...................9
  5.3 Tenant Estoppels.......................................................9
  5.4 AS-IS SALE............................................................10
ARTICLE 6 - ADJUSTMENTS AND PRORATIONS......................................11
  6.1 Lease Rentals.........................................................11
    6.1.1 Definition of "Rent"..............................................11
    6.1.2 Rents.............................................................11
  6.2 Reimbursable Lease Expenses...........................................12
  6.3 Real Estate Taxes.....................................................12
  6.4 Other Property Operating Expenses.....................................12
  6.5 Closing Costs.........................................................13
  6.6 Cash Security Deposits................................................13
  6.7 Payments on Existing Loan.............................................13
  6.8 Apportionment Credit..................................................14
  6.9 Delayed Adjustment; Delivery of Operating and
         Other Financial Statements.........................................14
ARTICLE 7 - ESCROW AND CLOSING..............................................14
  7.1 Closing Date..........................................................14
  7.2 Title Transfer and Payment of Purchase Price..........................15
  7.3 Seller's Closing Deliveries...........................................15
      (a) Deed..............................................................15
      (b) Bill of Sale......................................................15
      (c) Assignment of Tenant Leases.......................................15
      (d) Assignment of Intangible Property.................................15
      (e) Notice to Tenants.................................................16
      (f) Non-Foreign Status Affidavit......................................16
      (g) Evidence of Authority.............................................16
      (h) Other Documents...................................................16
      (i) Letters of Credit as Tenant Security Deposits.....................16

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      (j) Transfer Taxes....................................................16
      (k) Assignment of Existing Loan.......................................16
      (l) Estoppel Certificates.............................................16
      (l) Tenants").........................................................17
      (m) Keys and Original Documents. .....................................17
      (n) Termination of Management Agreement...............................17
      (o) Lender Estoppel...................................................17
      (p) IRPTA.............................................................17
      (q) Guaranty. ........................................................17
      (r) Closing Statement. ...............................................17
  7.4 Buyer's Closing Deliveries............................................18
      (a) Purchase Price....................................................18
      (b) Assignment of Leases..............................................18
      (c) Assignment of Intangible Property.................................18
      (d) Evidence of Authority.............................................18
      (e) Assumption of Existing Loan.......................................18
      (f) Other Documents...................................................18
      (g) Transfer Taxes....................................................18
      (h) Release...........................................................18
      (i) Closing Statement.................................................18
ARTICLE 8 - CONDITIONS TO CLOSING...........................................19
  8.1 Conditions to Seller's Obligations....................................19
      (a) Representations True..............................................19
      (b) Buyer's Financial Condition.......................................19
      (c) Buyer's Deliveries Complete.......................................19
  8.2 Conditions to Buyer's Obligations.....................................19
      (a) Representations True..............................................19
      (b) Title Conditions Satisfied........................................19
      (c) Seller's Deliveries Complete......................................19
      (d) Seller's Financial Condition......................................19
  8.3 Waiver of Failure of Conditions Precedent.............................19
  8.4 Approvals not a Condition to Buyer's Performance......................20
ARTICLE 9 - REPRESENTATIONS AND WARRANTIES..................................20
  9.1 Buyer's Representations...............................................20
    9.1.1 Buyer's Authorization.............................................20
    9.1.2 Buyer's Financial Condition.......................................20
    9.1.3 ERISA.............................................................20
  9.2 Seller's Representations..............................................21
    9.2.1 Seller's Authorization............................................21
    9.2.2 Other Seller's Representations....................................21
    9.2.3 No Other Agreements...............................................22
    9.2.4 Existing Loan.....................................................22
    9.2.5 Commissions; Tenant Inducements...................................23
    9.2.6 Rent Roll.........................................................23
    9.2.7 Litigation........................................................23
    9.2.8 UBIT..............................................................23
    9.2.9 ERISA.............................................................23
  9.3 General Provisions....................................................24


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    9.3.1 No Representation as to Leases....................................24
    9.3.2 Definition of "Seller's Knowledge"................................24
    9.3.3 Seller's Representations Deemed Modified..........................24
    9.3.4 Notice of Breach; Seller's Right to Cure..........................24
    9.3.5 Survival; Limitation on Seller's Liability........................25
ARTICLE 10 - COVENANTS......................................................25
  10.1 Buyer's Covenants....................................................25
    10.1.1 Confidentiality..................................................25
    10.1.2 Buyer's Indemnity; Delivery of Reports...........................26
    10.1.3 Limit on Government Contacts.....................................26
  10.2 Seller's Covenants...................................................26
    10.2.1 Contracts........................................................26
    10.2.2 Maintenance of Property..........................................27
    10.2.3 Access to Property...............................................27
    10.2.4 Termination of Certain Contracts.................................28
    10.2.5 Compliance with Loan Documents...................................28
    10.2.6 Bulk Sales Release...............................................28
    10.2.7 No Marketing of Property.........................................28
    10.2.8 Condemnation.....................................................28
  10.3 Mutual Covenants.....................................................28
    10.3.1 Publicity........................................................28
    10.3.2 Broker...........................................................29
    10.3.3 Tax Protests; Tax Refunds and Credits............................29
    10.3.4 Survival.........................................................30
ARTICLE 11 - FAILURE OF CONDITIONS..........................................30
  11.1 To Seller's Obligations..............................................30
  11.2 To Buyer's Obligations...............................................30
ARTICLE 12 - CONDEMNATION/CASUALTY..........................................31
  12.1 Condemnation.........................................................31
    12.1.1 Right to Terminate...............................................31
    12.1.2 Assignment of Proceeds...........................................31
  12.2 Destruction or Damage................................................31
  12.3 Insurance............................................................32
  12.4 Effect of Termination................................................32
  12.5 Waiver...............................................................32
ARTICLE 13 - ESCROW.........................................................32
ARTICLE 14 - LEASING MATTERS................................................34
  14.1 New Leases; Lease Modifications......................................34
  14.2 Lease Expenses.......................................................35
  14.3 Lease Enforcement....................................................35
  14.4 Tenant Notes.........................................................36
ARTICLE 15 - MISCELLANEOUS..................................................36
  15.1 Buyer's Assignment...................................................36
  15.2 Designation Agreement................................................36
  15.3 Survival/Merger......................................................36
  15.4 Integration; Waiver..................................................37
  15.5 Governing Law........................................................37
  15.6 Captions Not Binding; Exhibits.......................................37


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  15.7 Binding Effect.......................................................37
  15.8 Severability.........................................................37
  15.9 Notices..............................................................37
  15.10  Counterparts.......................................................39
  15.11  No Recordation.....................................................39
  15.12  Additional Agreements; Further Assurances..........................39
  15.13  Construction.......................................................39
  15.14  Business Day.......................................................40
  15.15  Maximum Aggregate Liability........................................40
  15.16  WAIVER OF JURY TRIAL...............................................40
  15.17  JURISDICTION.......................................................40
  15.18  Facsimile Signatures...............................................40

                                    EXHIBITS

            Exhibit A   Legal Description
            Exhibit B   List of Contracts and Leasing Commissions Due
            Exhibit C   Form of Letter of Credit
            Exhibit D   Form of Release
            Exhibit E   Form of Deed
            Exhibit F   Form of Bill of Sale
            Exhibit G   Form of Assignment of Leases
            Exhibit H   Form of Assignment of Intangible Property
            Exhibit I   Form of Notice to Tenants
            Exhibit J   Form of FIRPTA Affidavit
            Exhibit K   Condemnation Disclosure
            Exhibit L-1 List of Major Tenants
            Exhibit L-2 Form of Tenant Estoppel Certificate
            Exhibit L-3 Form of Seller's Representation Letter
            Exhibit M   List of Existing Loan Documents
            Exhibit N   Litigation Notices, Contract Defaults,
                        Governmental Violations and Lease Defaults
            Exhibit O   Rent Roll
            Exhibit P   Reimbursable Lease Expenses
            Exhibit Q   Leasing Guidelines
            Exhibit R   Guaranty of OPCC


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                           PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT ("Agreement") is made to be effective as of June 22, 2000, by and between OVERSEAS PARTNERS (333), INC., an Illinois corporation ("Seller"), and 333 WEST WACKER LLC, a Delaware limited liability company ("Buyer").

                              W I T N E S S E T H:

In consideration of the mutual covenants and agreements set forth herein the parties hereto do hereby agree as follows:

                        ARTICLE 1 - CERTAIN DEFINITIONS

As used herein, the following terms shall have the following meanings:

      "Agreed Exceptions" shall have the meaning set forth in Section 4.2.1.

      "Broker" shall mean Eastdil Realty Co., LLC.

      "Building" shall mean the 36 story office building comprising part of the Real Property.

      "Buyer's Designated Employees" shall mean John Q. O'Donnell, Executive Vice President and CFO of The John Buck Company, Gary Blakely, senior vice president of The John Buck Company, Darin L. Schwab, senior financial analyst with The John Buck Company, Charles R. Beaver, Principal of Lend Lease Real Estate Investments, Steven P. Schiltz, Principal of Lend Lease Real Estate Investments and Jeffrey A. Lee, analyst with Lend Lease Real Estate Investments, who are the individuals primarily responsible for Buyer's Due Diligence.

      "Buyer's Representatives" shall mean Buyer, its partners or members and any of the officers, directors, employees, agents, representatives and attorneys of Buyer, its partners or members.

      "Closing" shall mean the closing of the Transaction.

      "Closing Date" shall mean July 26, 2000 or such other date to which the Closing is moved pursuant to Section 7.1.

      "Contracts" shall mean all service, supply, maintenance, utility and commission agreements, all equipment leases, and all other contracts, subcontracts and agreements relating to the Real Property and the Personal Property (including all contracts, subcontracts and agreements relating to the construction of any unfinished tenant improvements), all of which are described in Exhibit B attached hereto and incorporated herein by this reference, and any additional contracts, subcontracts and agreements


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      entered into in accordance with the terms of Subsection 10.2.1 hereof, but shall not include the Management Agreement with Overseas Management, Inc., which shall be terminated upon Closing.

      "deemed to know" (or words of similar import) shall have the following meaning: (a) Buyer shall be "deemed to know" of the existence of a fact or circumstance to the extent that such fact or circumstance is disclosed by this Agreement, the Documents, any estoppel certificate executed by any tenant of the Property and delivered to Buyer or any of Buyer's Designated Employees, or any studies, tests, reports, or analyses prepared by or for or otherwise obtained by Buyer or Buyer's Designated Employees; and (b) Buyer shall be "deemed to know" that a representation or warranty is untrue, inaccurate or incorrect to the extent that this Agreement, the Documents, any estoppel certificate executed by any tenant of the Property and delivered to Buyer or any of Buyer's Designated Employees (or any representation letter executed by Seller in lieu thereof), or any studies, tests, reports or analyses prepared by or for or otherwise obtained by Buyer or Buyer's Designated Employees contains information which is inconsistent with such representation or warranty.

      "Documents" shall mean the documents and instruments applicable to the Property or any portion thereof that Seller or any of the other Seller Parties deliver or make available to Buyer prior to Closing or otherwise allow Buyer access to prior to Closing, including, but not limited to, the Title Commitment, the Survey, the Title Documents, and the Property Documents.

      "Due Diligence" shall mean examinations, inspections, investigations, tests, studies, analyses, appraisals, evaluations and/or investigations with respect to the Property, the Documents, and other information and documents regarding the Property, including, without limitation, examination and review of title matters, applicable land use and zoning Laws and other Laws applicable to the Property, the physical condition of the Property, and the economic status of the Property.

      "Due Diligence Commencement Date" shall mean May 12, 2000.

      "Due Diligence Period" shall mean the period commencing on the Due Diligence Commencement Date and expiring on July 12, 2000, subject to extension by Seller pursuant to Section 5.3.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

      "Escrow Agent" shall mean First American Title Insurance Company, whose mailing address is 30 North LaSalle Street, Suite 310, Chicago, Illinois 60602, Attention: Wayne Bennett, in its capacity as escrow agent.

      "Existing Loan" shall mean the loan in the original principal amount of $65,000,000.00 from The Prudential Insurance Company of America to Seller, having a principal balance as of the date of this Agreement of approximately $62,500,000.00.

      "Existing Loan Documents" shall have the meaning set forth in Section
      9.2.4.


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      "Existing Leases" shall mean, collectively, any lease, license or occupancy agreement for space at the Property in effect as of the Due Diligence Commencement Date.

      "Hazardous Materials" shall mean any substance, chemical, waste or material that is or becomes regulated by any federal, state or local governmental authority because of its toxicity, infectiousness, radioactivity, explosiveness, ignitability, corrosiveness or reactivity, including, without limitation, asbestos or any substance containing more than 0.1 percent asbestos, the group of compounds known as polychlorinated biphenyls, flammable explosives, oil, petroleum or any refined petroleum product.

      "Laws" shall mean all municipal, county, state or federal statutes, codes, ordinances, laws, rules or regulations.

      "Leases" shall mean all leases, licenses and occupancy agreements for space at the Real Property on the Closing Date.

      "Lender" shall mean The Prudential Insurance Company of America.

      "New Leases" shall mean, collectively, any lease, license or occupancy agreement for space at the Real Property entered into between the Due Diligence Commencement Date and the Closing Date in accordance with the terms of this Agreement.

      "Occupiable Portion of the Building" shall mean the lobby and the floors of the Building above the lobby which are intended for occupancy by tenants.

      "Other Property Rights" shall mean, collectively, Seller's interest, if any, in and to all of the following, if and to the extent the same are assignable by Seller without any expense to Seller: (a) to the extent that the same are in effect as of the Closing Date, any licenses, permits and other written authorizations necessary for the use, operation or ownership of the Real Property, (b) those guaranties and warranties in effect with respect to any portion of the Property as of the Closing Date, and (c) the name and image of the Building.

      "Permitted Exceptions" shall mean and include all of the following: (a) applicable zoning and building ordinances and land use regulations, (b) all covenants, conditions, restrictions, easements, encumbrances and other matters of record which do not materially adversely affect title to the Real Property, (c) such state of facts as is disclosed in the Survey which does not materially adversely affect title to the Real Property, (d) the lien of taxes and assessments not yet due and payable (it being agreed by Buyer and Seller that if any tax or assessment is levied or assessed with respect to the Property after the date hereof and the owner of the Property has the election to pay such tax or assessment either immediately or under a payment plan with interest, Seller may elect to pay under a payment plan, which election shall be binding on Buyer), (e) any exceptions caused by Buyer, its agents, representatives, employees or contractors, (f) such other exceptions as the Title Company shall commit to insure over in a manner reasonably acceptable to Buyer, without any additional cost to Buyer, whether such insurance is made available in consideration of payment, bonding, indemnity of Seller or otherwise, (g) the rights of the tenants (as tenants only without rights or options to purchase) under the Leases, (h) any matters of which Buyer's Designated Employees know or are deemed


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      to know prior to the expiration of the Due Diligence Period, unless Buyer has timely identified such matter to Seller in writing as a Title Objection and Seller has agreed that such matter shall be an Agreed Exception, (i) the Existing Loan Documents, and (j) any matters approved or deemed approved pursuant to Subsection 4.2.1 hereof, or otherwise deemed to constitute additional Permitted Exceptions under Subsection
      4.2.1 hereof. Any of the Permitted Exceptions may be shown as exceptions to Seller's covenants and warranties in the Deed.

      "Personal Property" shall mean all tangible personal property owned by Seller (excluding any computer software which either (a) is licensed to Seller, or (b) Seller deems proprietary), located on the Real Property and used in the ownership, operation and maintenance of the Real Property and all non-confidential books, records and files (excluding any appraisals, budgets (other than the calendar year 2000 operating budget), strategic plans for the Real Property, internal analyses, information regarding the marketing of the Property for sale, submissions relating to Seller's obtaining of corporate authorization, attorney and accountant work product, attorney-client privileged documents, or other information in the possession or control of Seller or Seller's property manager which Seller reasonably deems proprietary) relating to the Real Property.

      "Property" shall mean, collectively, (a) the Real Property, (b) the Personal Property, (c) Seller's interest as landlord in all Leases; (d) if and to the extent assignable by Seller without any expense to Seller, the Contracts, and (e) the Other Property Rights.

      "Property Documents" shall mean, collectively, (a) the Leases, (b) the Contracts, and (c) any other documents or instruments which constitute or otherwise create any portion of the Property.

      "Purchase Price" shall mean $141,059,246.00 (which represents $142,000,000.00 plus the $208,000 attributed to the land described in Exhibit K plus $50,000 less $1,198,754.00, representing obligations of the landlord under the lease with John Nuveen & Company, Incorporated).

      "Real Property" shall mean that certain parcel of real estate commonly known as 333 West Wacker Drive, Chicago, Illinois and legally described in Exhibit A attached hereto and incorporated herein by this reference, together with all buildings, improvements and fixtures located thereon and owned by Seller as of the Closing Date and all rights, privileges and appurtenances pertaining thereto including all of Seller's right, title and interest in and to all rights-of-way, open or proposed streets, alleys, easements, strips or gores of land adjacent thereto.

      "Reimbursable Lease Expenses" shall mean, collectively, (1) any and all fees of the type described in clauses (i) through (iii) below paid by Seller prior to Closing or costs and expenses incurred by Seller prior to Closing arising out of or in connection with (a) any extensions, renewals or expansions under any lease for space at the Property exercised or granted in accordance with the terms of this Agreement between the Due Diligence Commencement Date and the Closing Date or (b) any New Lease, except for those Leases described on Exhibit P as "Leases in Negotiation" or "Recently Executed Leases," and (2) those expenses described on Exhibit P as "Vacant Space" and "Purchaser's Future Improvement Allowances." Reimbursable Lease Expenses shall


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      include, without limitation, (i) brokerage commissions and fees to effect any such leasing transaction referenced in clauses (1) and (2), (ii) expenses incurred for repairs, improvements, equipment, painting, decorating, partitioning and other items to satisfy the tenant's requirements with regard to such leasing transaction, and (iii) expenses incurred for the purpose of satisfying or terminating the obligations of a tenant under a New Lease to the landlord under another lease (whether or not such other lease covers space in the Property).

      "Required Exceptions" shall have the meaning set forth in Section 4.2.1.

      "Seller's Designated Employees" shall mean Mark Sabatino, the general manager of the Property and an employee of Overseas Management, Inc., a management company wholly owned by Seller, Ignacio deQuesada, the asset manager of Seller, and Michael Molletta, Vice President of Seller.

      "Seller Lease Expenses" shall mean the expenses described in clauses (i) through (iii) of the definition of Reimbursable Lease Expenses with respect to those leases described on Exhibit P as "Leases in Negotiation" or "Recently Executed Leases."

      "Seller Parties" shall mean and include, collectively, (a) Seller; (b) its counsel; (c) Broker; (d) Seller's property manager, (e) any direct or indirect equity owner, officer, director, employee, or agent of Seller, its counsel, Broker or Seller's property manager; and (f) any other entity or individual affiliated or related in any way to any of the foregoing.

      "Seller's Warranties" shall mean Seller's representations and warranties set forth in Section 9.2 and any documents executed by Seller for the benefit of Buyer in connection with Closing, including, without limitation, the representations and warranties set forth in any representation letters delivered by Seller in accordance with the terms of Subsection 7.3(l) hereof.

      "Survey" shall mean an ALTA/ACSM Land Title Survey of the Property dated no earlier than six (6) months prior to the Closing Date.

      "Tax Year" shall mean the year period commencing on January 1 of each calendar year and ending on December 31 of such calendar year, being the real estate tax year for the county in which the Property is located.

      "Title Commitment" shall mean a commitment to issue an Owner's Policy of Title Insurance with respect to the Property issued by the Title Company, to be delivered to Buyer by Seller pursuant to Section 4.1.

      "Title Company" shall mean First American Title Insurance Company.

      "Title Documents" shall mean all recorded documents referred to on Schedule B of the Title Commitment as exceptions to coverage.

      "Transaction" shall mean the transaction contemplated by this Agreement.

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                          ARTICLE 2 - SALE OF PROPERTY

Seller agrees to sell, transfer and assign and Buyer agrees to purchase, accept and assume, subject to the terms and conditions set forth in this Agreement and the Exhibits attached hereto, all of Seller's right, title and interest in and to the Property.

                           ARTICLE 3 - PURCHASE PRICE

3.1 Deposit Money. Within two (2) business days after the execution hereof, Buyer shall deposit the sum of FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00) as an initial deposit ("Initial Deposit") with Escrow Agent. Within two (2) business days after the expiration of the Due Diligence Period, Buyer shall deposit with the Escrow Agent the additional sum of FOUR MILLION AND NO/100 DOLLARS ($4,000,000.00) in immediately available funds as an additional deposit (the "Secondary Deposit"). The Initial Deposit and the Secondary Deposit, together with the Extension Deposit, if any, shall be herein collectively called the "Deposit". Buyer shall have the right to provide up to $2,000,000.00 of the Secondary Deposit in the form of a Letter of Credit issued by a financial institution reasonably acceptable to Seller (it being agreed that Bank One and Northern Trust Bank are acceptable) and in the form of Exhibit C attached hereto. The Deposit shall be held and delivered by Escrow Agent in accordance with the provisions of Article 13. Any interest earned on the Deposit shall be considered a part of the Deposit. Except as otherwise set forth herein, the cash portion of the Deposit shall be applied against the Purchase Price on the Closing Date.

3.2 Cash at Closing. On the Closing Date, Buyer shall pay to Seller an amount equal to the Purchase Price, subject to the prorations and adjustments set forth in Article 6 or as otherwise provided under this Agreement, plus any other amounts required to be paid by Buyer at Closing, less, if (and only if) Buyer assumes the Existing Loan in accordance with Section 3.3 below, the principal amount outstanding on the Existing Loan as of the Closing Date. Such amount shall be paid in immediately available funds by wire transfer as more particularly set forth in Section 7.2.

3.3   Existing Loan.

      3.3.1 Assumption of Existing Loan. Buyer shall assume the Existing Loan and take title to the Property subject to the terms of the mortgage securing the Existing Loan, on the terms and conditions set forth in
            Section 3.3.2 below.

      3.3.2 Approval of Lender. Buyer, at its sole expense, with the reasonable cooperation of Seller, shall promptly endeavor to obtain (i) Lender's approval of Buyer's assumption of the Existing Loan, (ii) a release of Seller and Overseas Partners Capital Corp. ("OPCC") from all obligations and liability relating to the Existing Loan, and
            (iii) an estoppel certificate from Lender concerning the Existing Loan confirming (A) that the Existing Loan is not in default, (B) the outstanding principal balance of the Existing Loan , (C) that the Existing Loan Documents are all of the documents in connection with the Existing Loan, and (D) such other facts regarding the Existing Loan as Buyer may reasonably require. In connection with the request for Lender's approval, Buyer shall promptly supply to Lender such information and documentation as is required by Lender and, if necessary,


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            shall provide a credit-worthy entity to assume the obligations of the "Guarantor" under the Existing Loan Documents. Buyer shall also pay any servicing fee actually charged by Lender in connection with such request for approval. Buyer's assumption of the Existing Loan, but not its obligation to purchase the Property hereunder, is subject to the consent of Lender to such assumption and the release by Lender of Seller and OPCC. If such consent and release are not obtained and Buyer does not terminate this Agreement prior to the end of the Due Diligence Period, Buyer shall be obligated to purchase the Property without assuming the Existing Loan, the Existing Loan shall be repaid by Seller at Closing and Buyer shall pay any prepayment premium or penalty in connection therewith. Buyer's ability to obtain alternative financing shall not be a condition to Buyer's obligations hereunder. Buyer shall pay all fees and charges of Lender for the assumption of the Existing Loan, including, without limitation, the 0.5% assumption fee and any additional amounts that may be charged by Lender for transaction costs, attorneys' fees or delays in Closing. Buyer hereby acknowledges that Lender will not permit a second mortgage on the Property.

                      ARTICLE 4 - TITLE AND SURVEY MATTERS

4.1 Title to Real Property. Seller shall deliver or cause to be delivered to Buyer, as soon as practicable after the date hereof, but in no event later than fifteen (15) business days prior to the end of the Due Diligence Period, (a) the Title Commitment, (b) copies of all of the Title Documents, and (c) the Survey.

4.2   Title Defects.

      4.2.1 Certain Exceptions to Title. Buyer shall notify Seller in writing within ten (10) business days after its receipt of both the Title Commitment and the Survey of its approval or disapproval of the exceptions to title disclosed therein. Any exception which Buyer timely disapproves is referred to herein as a "Title Objection." Any exception to title disclosed in the Title Commitment or the Survey which is approved or not timely disapproved by Buyer shall be a Permitted Exception hereunder. Seller shall notify Buyer in writing within ten (10) business days after its receipt of Buyer's Title Objections (but in any event prior to the expiration of the Due Diligence Period) as to which of Buyer's Title Objections, if any, it elects, in its sole discretion, to remove (the "Agreed Exceptions"). If Buyer does not terminate this Agreement on or before the last day of the Due Diligence Period, any Title Objection which Seller has not elected in writing to remove shall be a Permitted Exception hereunder. Buyer shall further have the right to object in writing to any title matters that are not Permitted Exceptions and that materially adversely affect Buyer's title to the Real Property which may appear on supplemental title reports or updates to the Title Commitment or the Survey, issued after the date of the Title Commitment or the Survey, as the case may be, within five (5) days after receipt thereof by Buyer. Any such matter which is timely objected to by Buyer shall also be a Title Objection. If this Agreement is not terminated by Buyer in accordance with the provisions hereof, Seller shall, at Closing, remove or cause to be removed any Title Objections to the extent (and only to the extent) that (i) such Title Objections have not been caused by Buyer, its agents, representatives or employees, and (ii) such Title Objections are either (A) liens evidencing monetary encumbrances (other than liens for non-delinquent general real estate taxes or broker liens for commissions for which Buyer is responsible hereunder) which can be removed by payment of liquidated amounts not to exceed $250,000 in the aggregate for all such liens, or (B) voluntary liens created by Seller or its agents and affiliates, but only to the extent such liens are created after the date of this Agreement or (C) Agreed Exceptions (clauses (i) and (ii) are, collectively, the "Required Exceptions"). Seller shall be entitled to a reasonable adjournment of the Closing (not to exceed 45 days) for the purpose of removing any Required Exceptions, which removal will be deemed effected by the issuance of title insurance eliminating or insuring against the effect of the Title Objections (the language or endorsement effecting the latter to be reasonably acceptable to Buyer). If Seller is unable to remove or endorse over any Required Exception prior to the Closing, Buyer may elect to either (a) terminate this Agreement, in which event the Deposit shall be paid to Buyer and, thereafter, the parties shall have no further rights or obligations hereunder except (i) for obligations which expressly survive the termination of this Agreement and (ii) as set forth in Section 11.2 hereof, or (b) waive such Required Exception in which event such Required Exception(s) shall be deemed additional Permitted Exceptions and the Closing shall occur as herein provided without any reduction or credit against the Purchase Price. In the event that it is necessary for Seller to pay or bond over claims for tenant improvement work to deliver title as required hereby, Buyer agrees that, notwithstanding anything to the contrary contained herein, Seller shall have the right to pursue all of its rights and remedies against the tenant involved to recover amounts expended therefor, including without limitation bringing a legal action against such tenant; provided, however, that Seller may not seek to terminate such tenant's lease or rights of possession.

      4.2.2 Discharge of Title Objections. If on the Closing Date there are any Required Exceptions, Seller may use any portion of the Purchase Price to satisfy the same, provided Seller shall either (a) deliver to Buyer at the Closing instruments in recordable form and sufficient to cause such Title Objections to be released of record, together with the cost of recording or filing such instruments, or
            (b) cause the Title Company to insure over the same in a commercially reasonable manner, without any additional cost to Buyer, whether such insurance is made available in consideration of payment, bonding, indemnity of Seller or otherwise.

4.3 Title Insurance. At Closing, the Title Company shall issue to Buyer an ALTA Owner's Form of title insurance policy (either 1970 form or current form with the creditors' rights exception deleted) in the form of the Title Commitment (the "Owner's Title Policy"), in the amount of the Purchase Price, insuring that fee simple title to the Real Property is vested in Buyer subject only to the Permitted Exceptions. Buyer shall be entitled to request that the Title Company provide such endorsements (or amendments) to the Owner's Title Policy as Buyer may reasonably require, provided that (a) such endorsements (or amendments) shall be at no cost to, and shall impose no additional liability on, Seller (other than execution of customary ALTA certificates and gap affidavits (such gap not to exceed 3 business days)), (b) Buyer's obligations under this

      Agreement shall not be conditioned upon Buyer's ability to obtain such endorsements and, if Buyer is unable to obtain such endorsements, Buyer shall nevertheless be obligated to proceed to close the Transaction without reduction of or set off against the Purchase Price, and (c) the Closing shall not be delayed as a result of Buyer's request.

          ARTICLE 5 - BUYER'S DUE DILIGENCE/CONDITION OF THE PROPERTY

5.1 Buyer's Inspections and Due Diligence. Buyer acknowledges that during the Due Diligence Period, Buyer shall conduct such Due Diligence as Buyer shall deem necessary or appropriate.

5.2 Termination of Agreement During Due Diligence Period. If Buyer is not reasonably satisfied with the results of its Due Diligence during the Due Diligence Period, Buyer may terminate this Agreement by written notice to Seller given in accordance with the provisions of Section 15.9 hereof at any time prior to 5:00 p.m. Central Daylight Savings Time on the last day of the Due Diligence Period, and, in the event of such termination, neither Seller nor Buyer shall have any liability hereunder except for those obligations which expressly survive the termination of this Agreement and Buyer shall be entitled to the return of the Deposit, and Seller shall so promptly direct Escrow Agent in writing. In the event Buyer fails to terminate this Agreement prior to 5:00 p.m. Central Daylight Savings Time on the last day of the Due Diligence Period, Buyer shall be deemed to have waived its rights to terminate this Agreement in accordance with this Article 5. Buyer and Seller each acknowledge and agree that Buyer may conduct further due diligence after the expiration of the Due Diligence Period but shall have no further right to terminate this Agreement pursuant to this Article 5.

5.3 Tenant Estoppels. Seller shall deliver to Buyer copies of the tenant estoppel certificates required to be delivered pursuant to Section 7.3(l) as they are received. Buyer shall notify Seller within five (5) business days after receipt of an estoppel certificate (whether during or after the Due Diligence Period) as to whether such estoppel certificate is acceptable to Buyer and, if it is not, shall identify the area in which it is deficient. Buyer shall not have the right to reject an estoppel certificate due to immaterial deviations from the required form or immaterial disclosures therein. If Buyer does not terminate this Agreement by the end of the Due Diligence Period, Buyer shall be deemed to have agreed to accept any tenant estoppel certificate which has been delivered to it by the date five (5) business days prior to the expiration of the Due Diligence Period, as the same may have been extended by Seller pursuant to this Section unless Seller has agreed in writing to attempt to correct any specified deficiencies therein. Seller shall have no obligation to correct the deficiencies it agrees to attempt to correct, but if Seller does not, the estoppel shall not satisfy the condition to closing set forth in Section 7.3(l). Seller shall have the unilateral right, by notice to Buyer given no later than the day immediately preceding the last day of the Due Diligence Period, to extend the Due Diligence Period by up to ten (10) business days to enable Seller to obtain and deliver to Buyer additional tenant estoppel certificates. Nothing contained herein shall require Seller to deliver any tenant estoppel certificate it has not received from a tenant prior to Closing, it being understood that tenant estoppel certificates are a condition to Closing and not a Due Diligence Period requirement.

5.4 AS-IS SALE. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN DOCUMENTS OR CERTIFICATES DELIVERED PURSUANT HERETO AT CLOSING, IT IS UNDERSTOOD AND AGREED THAT SELLER IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESSED OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, ZONING, TAX CONSEQUENCES, LATENT OR PATENT PHYSICAL OR ENVIRONMENTAL CONDITION, UTILITIES, OPERATING HISTORY OR PROJECTIONS, VALUATIONS, GOVERNMENTAL APPROVALS, THE COMPLIANCE OF THE PROPERTY WITH GOVERNMENTAL LAWS, THE TRUTH, ACCURACY OR COMPLETENESS OF THE PROPERTY DOCUMENTS OR ANY OTHER INFORMATION PROVIDED BY OR ON BEHALF OF SELLER TO BUYER, OR ANY OTHER MATTER OR THING REGARDING THE PROPERTY. BUYER ACKNOWLEDGES AND AGREES THAT UPON CLOSING SELLER SHALL SELL AND CONVEY TO BUYER AND BUYER SHALL ACCEPT THE PROPERTY, "AS IS, WHERE IS, WITH ALL FAULTS," EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT OR IN DOCUMENTS OR CERTIFICATES DELIVERED PURSUANT HERETO AT CLOSING. SELLER IS NOT LIABLE FOR OR BOUND BY ANY EXPRESSED OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY OR RELATING THERETO (INCLUDING SPECIFICALLY, WITHOUT LIMITATION, PROPERTY INFORMATION PACKAGES DISTRIBUTED WITH RESPECT TO THE PROPERTY) MADE OR FURNISHED BY SELLER, THE MANAGER OF THE PROPERTY, OR ANY REAL ESTATE BROKER OR AGENT REPRESENTING OR PURPORTING TO REPRESENT SELLER, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING, UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT OR IN DOCUMENTS OR CERTIFICATES DELIVERED PURSUANT HERETO AT CLOSING. BUYER REPRESENTS TO SELLER THAT BUYER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY, INCLUDING BUT NOT LIMITED TO THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS BUYER DEEMS NECESSARY TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PROPERTY, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR ITS AGENTS OR EMPLOYEES WITH RESPECT THERETO, OTHER THAN SUCH REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN DOCUMENTS OR CERTIFICATES DELIVERED PURSUANT HERETO AT CLOSING. UPON CLOSING, BUYER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY BUYER'S INVESTIGATIONS, AND BUYER, UPON CLOSING,

      SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER AND THE SELLER PARTIES FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS' FEES AND COURT COSTS) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH BUYER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER OR THE SELLER PARTIES AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECTS OR PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS (INCLUDING WITHOUT LIMITATION ANY ENVIRONMENTAL LAWS) AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTY UNLESS SUCH CLAIM RESULTS FROM A BREACH OF ANY APPLICABLE REPRESENTATION OR WARRANTY OF SELLER HEREUNDER OR IN ANY DOCUMENT OR CERTIFICATE DELIVERED PURSUANT HERETO AT CLOSING, SUBJECT TO THE PROVISIONS OF SECTIONS 9.35 AND 15.15 . BUYER AGREES THAT SHOULD ANY CLEANUP, REMEDIATION OR REMOVAL OF HAZARDOUS SUBSTANCES OR OTHER ENVIRONMENTAL CONDITIONS ON THE PROPERTY BE REQUIRED AFTER THE DATE OF CLOSING, BUYER SHALL MAKE NO CLAIM OR DEMAND AGAINST SELLER TO PROVIDE OR PAY FOR ALL OR ANY PART OF SUCH CLEAN-UP, REMOVAL OR REMEDIATION UNLESS SUCH CLAIM RESULTS FROM A BREACH OF ANY APPLICABLE REPRESENTATION OR WARRANTY HEREUNDER OR IN ANY DOCUMENT OR CERTIFICATE DELIVERED PURSUANT HERETO AT CLOSING.

                     ARTICLE 6 - ADJUSTMENTS AND PRORATIONS

The following adjustments and prorations shall be made at Closing:

6.1   Lease Rentals.

      6.1.1 Definition of "Rent". For purposes of this Article 6, the term "Rent" shall mean all base rents, percentage rents, additional rent and any tax and operating expense reimbursements and escalations due from the tenants under the Leases.

      6.1.2 Rents. All collected Rents shall be prorated between Seller and Buyer as of the day prior to the Closing Date. Seller shall be entitled to all Rents attributable to any period to but not including the Closing Date. Buyer shall be entitled to all Rents attributable to any period on and after the Closing Date. Rents not collected as of the Closing Date shall not be prorated at the time of Closing. After Closing, Buyer shall make a good faith effort to collect any Rents not collected as of the Closing Date on Seller's behalf and to tender the same to Seller upon receipt (which obligation of Buyer shall survive the Closing and not be merged therein); provided, however, that all Rents collected by Buyer on or after the Closing Date shall first be applied to all amounts due under the Leases at the time of collection (i.e., current Rents and sums due Buyer as the current owner and landlord) with the balance (if any) payable to Seller, but only to the extent of amounts delinquent and actually due Seller. Buyer shall not have an exclusive right to collect the sums due Seller under the Leases and Seller hereby retains its rights to pursue any tenant under the Leases for sums due Seller for periods attributable to Seller's ownership of the Property; provided, however, that Seller (i) shall be required to notify Buyer in writing of its intention to commence or pursue such legal proceedings; (ii) shall only be permitted to commence or pursue any legal proceedings after the date which is three (3) months after Closing; and (iii) shall not be permitted to commence or pursue any legal proceedings against any tenant seeking eviction of such tenant or the termination of the underlying lease. The terms of the immediately preceding sentence shall survive the Closing and not be merged therein.

6.2 Reimbursable Lease Expenses. At Closing, Buyer shall (i) reimburse Seller for the Reimbursable Lease Expenses to the extent required by the terms of
      Article 14 and (ii) receive a credit against the Purchase Price for any unpaid Seller Lease Expenses.

6.3 Real Estate Taxes. Real estate taxes assessed during calendar year 1999 and due and payable during calendar year 2000 shall be prorated as provided herein. Purchaser shall receive a proration credit equal to (x) the amount of real estate taxes assessed during calendar year 1999 and due and payable during 2000 multiplied by a fraction the numerator of which is the number of days in calendar year 2000 prior to the Closing Date and the denominator of which is 365, minus (y) any amounts previously paid by Seller to the taxing authority on account of 1999 taxes due and payable in 2000. If, at Closing, the real estate tax rate and assessments for 1999 taxes due and payable in 2000 are not yet known, then the proration of such taxes shall be based upon the rate and assessments for the preceding Tax Year, and such proration shall be adjusted between Seller and Buyer after Closing upon presentation of written evidence that the actual 1999 real estate taxes due and payable during calendar year 2000 differ from the amounts used at Closing and in accordance with the provisions of
      Section 6.8. Purchaser shall be responsible for the payment of all real estate taxes assessed during calendar year 2000 and due and payable during calendar year 2001. Seller shall pay all installments of special assessments due and payable prior to the Closing Date and Buyer shall pay all installments of special assessments due and payable on and after the Closing Date. Notwithstanding the foregoing terms of this section, Seller shall have no obligation to pay (and Buyer shall not receive a credit at Closing for) any real estate or personal property taxes or special assessments to the extent that Buyer is entitled after Closing to reimbursement of taxes and assessments, or the recovery of any increase in taxes and assessments, from the tenants under the Leases, regardless of whether Buyer actually collects such reimbursement or increased taxes and assessments from such tenants, it being understood and agreed by Buyer and Seller that (a) as between Buyer and Seller, Buyer shall be responsible for payment of all of such real estate or personal property taxes and assessments, and (b) the burden of collecting such reimbursements shall be solely on Buyer.

6.4 Other Property Operating Expenses. Operating expenses for the Property shall be prorated as of 12:01 a.m. on the Closing Date. Seller shall pay all utility charges and other operating expenses attributable to the Property (including, without limitation, dues or other charges of any professional association (such as BOMA) or neighborhood association) to, but not including, the Closing Date (except for those utility charges and operating expenses payable by tenants directly to the utility company or other provider in accordance with the Leases) and Buyer shall pay all utility charges and other such operating expenses attributable to the Property on or after the Closing Date. To the extent that the amount of actual consumption of any utility services is not determined prior to the Closing Date, a proration shall be made at Closing based on the last available reading and post-closing adjustments between Buyer and Seller shall be made within twenty (20) days of the date that actual consumption for such pre-closing period is determined, which obligation shall survive the Closing and not be merged therein. Seller shall not assign to Buyer any deposits which Seller has with any of the utility services or companies servicing the Property. Buyer shall arrange with such services and companies to have accounts opened in Buyer's name beginning at 12:01 a.m. on the Closing Date. Notwithstanding the foregoing terms of this section, Seller shall have no obligation to pay (and Buyer shall not receive a credit at Closing for) any operating expenses to the extent that Buyer is entitled after Closing to reimbursement of operating expenses, or the recovery of any increase in operating expenses, from the tenants under the Leases, regardless of whether Buyer actually collects such reimbursement or increased operating expenses from such tenants, it being understood and agreed by Buyer and Seller that (a) as between Buyer and Seller, Buyer shall be responsible for payment of all of such operating expenses, and (b) the burden of collecting such reimbursements shall be solely on Buyer.

6.5 Closing Costs. Seller shall pay (a) all premiums and charges of the Title Company for the Title Commitment and the Owner's Title Policy (excluding endorsements requested by Buyer), (b) the cost of the Survey , (c) one-half of all escrow or closing charges, (d) the commission due Broker,
      (e) all Cook County and State of Illinois transfer taxes and similar charges, (f) all fees due its attorneys and (g) all costs incurred in connection with causing the Title Company to remove any Required Exceptions. Buyer shall pay (1) the cost of any title endorsements requested by Buyer, (2) all recording and filing charges in connection with the instrument by which Seller conveys the Property, (3) one-half of all escrow or closing charges, (4) all City of Chicago transfer taxes and similar charges, if any, applicable to the transfer of the Property to Buyer, (5) all costs of Buyer's Due Diligence, including fees due its consultants and attorneys, (6) all lenders' fees related to any financing to be obtained by Buyer and (7) any assumption fees and other expenses in connection with Buyer's assumption of the Existing Loan or, if Buyer is unable to assume the Existing Loan, any prepayment penalty, premium or similar charge in connection with the payoff of the Existing Loan. The obligations of the parties under this Section 6.5 shall survive the Closing (and not be merged therein) or any earlier termination of this Agreement.

6.6 Cash Security Deposits. At Closing, Seller shall give Buyer a credit against the Purchase Price in the aggregate amount of any cash security deposits under the Leases (other than any amounts returned to tenants or applied to obligations of tenants under the Leases) less any administrative or similar charges to which Seller may be entitled under applicable Law.

6.7 Payments on Existing Loan. In the event Buyer shall assume the Existing Loan, the amount of unpaid interest under the Existing Loan which shall have accrued for the month in which Closing occurs will be prorated, and Seller shall be credited for the amount of any escrows held by Lender in connection with the Existing Loan.

6.8 Apportionment Credit. In the event the apportionments to be made at the Closing result in a credit balance (a) to Buyer, such sum shall be paid (at Seller's option) at the Closing by giving Buyer a credit against the Purchase Price in the amount of such credit balance, or (b) to Seller, Buyer shall pay the amount thereof to Seller at the Closing by wire transfer of immediately available funds to the account or accounts to be designated by Escrow Agent for the payment of the Purchase Price.

6.9 Delayed Adjustment; Delivery of Operating and Other Financial Statements. If at any time following the Closing Date, the amount of an item listed in any section of this Article 6 shall prove to be incorrect (whether as a result in an error in calculation or a lack of complete and accurate information as of the Closing), the party in whose favor the error was made shall promptly pay to the other party the sum necessary to correct such error upon receipt of proof of such error, provided that such proof is delivered to the party from whom payment is requested on or before one
      (1) year after Closing (such period being referred to herein as the "Post Closing Adjustment Period"). By way of illustration, assume that Seller is collecting $100 per month in estimated operating expenses from a tenant, the Closing occurs on July 31, 2000, operating expense estimates payable by tenants under leases were not increased during the period August 1, 2000 through December 31, 2000 and actual operating expenses are $1,000 for calendar year 2000. Since the actual operating expenses for the period of Seller's ownership which the tenant is required to pay (i.e., $583.33 or 7/12 of $1,000) is less than the amount collected by Seller in respect of that period (i.e., $700.00), Seller overcharged the tenant, and therefore owes Buyer $116.67. In order to enable Seller to determine whether any such delayed adjustment is necessary, Buyer shall provide to Seller current operating and financial statements for the Property by the date one (1) month prior to the expiration of the Post-Closing Adjustment Period; provided that if Buyer is unable to provide the statements by such date, Buyer shall use reasonable efforts to provide such statements as soon as possible thereafter, and in any event by the date one (1) month after expiration of the Post Closing Adjustment Period, and the Post Closing Adjustment Period shall be extended for a period equal to the number of days from the date one (1) month prior to expiration of the Post-Closing Adjustment Period to the date on which Buyer provides such statements. The provisions of this Section 6.9 shall survive the Closing and not be merged therein.

                         ARTICLE 7 - ESCROW AND CLOSING

Buyer and Seller hereby agree that the Transaction shall be consummated as follows:

7.1 Closing Date. Subject to Seller's right to extend the Closing as provided in this Agreement, Closing shall occur on the Closing Date; provided, however, that (i) Buyer shall have the right to extend the Closing Date to August 9, 2000 by giving written notice of such extension to Seller no later than two (2) business days prior to the then scheduled Closing Date and delivering to Escrow Agent the amount of $1,000,000.00 (which may be in the form of a letter of credit from a financial institution acceptable to Seller and in the form of Exhibit C) (the "Extension Deposit"), and
      (ii) if Seller extends the Due

      Diligence Period pursuant to Section 5.3, the Closing Date shall be extended one (1) business day for each business day the Due Diligence Period is extended. The Extension Deposit shall be treated for all purposes hereunder as part of the Deposit. Closing may also occur on any earlier date mutually agreed upon by Buyer and Seller. Closing shall occur through an escrow with Escrow Agent. Buyer and Seller shall conduct a "pre-closing" at 10:00 a.m. Central Daylight Savings Time on the last business day prior to the Closing Date at the offices of Seller's attorney located in Chicago, Illinois, with title transfer and payment of the Purchase Price to be completed through escrow on the Closing Date as set forth in Section 7.2. Time is of the essence with respect to the Closing Date.

7.2 Title Transfer and Payment of Purchase Price. Provided all conditions precedent to Seller's obligations hereunder have been satisfied, Seller agrees to convey the Property to Buyer upon confirmation of receipt of the Purchase Price, adjusted as provided herein, by the Escrow Agent as set forth below. Provided all conditions precedent to the Closing have been satisfied, Buyer agrees to pay the Purchase Price, adjusted as provided herein, by timely delivering the same to Escrow Agent and unconditionally directing the Escrow Agent to deposit the same in Seller's designated account by 10:00 a.m. Central Daylight Savings Time on the Closing Date. For each full or partial day after the Closing Date that Seller has not received in its account the payment specified in Article 3 because Buyer has not delivered the required funds to Escrow Agent and directed Escrow Agent to so deposit the same in Seller's account by such time, Buyer shall pay to Seller one (1) day's interest on the unpaid funds at the rate per annum equal to the "prime rate" as such rate is reported in the "Money Rates" section of The Wall Street Journal, as published and distributed in New York, New York, in effect from time to time. Notwithstanding the foregoing, Seller shall have the right to terminate this Agreement at any time if such payment is not received in Seller's designated account by 5:00 p.m. Central Daylight Savings Time on the Closing Date.

7.3 Seller's Closing Deliveries. At Closing, Seller shall deliver or cause to be delivered the following:

            (a) Deed. A special warranty deed in the form of Exhibit E attached hereto and incorporated herein by this reference ("Deed") executed and acknowledged by Seller.

            (b) Bill of Sale. A bill of sale in the form of Exhibit F attached hereto and incorporated herein by this reference ("Bill of Sale") executed by Seller.

            (c) Assignment of Tenant Leases. An assignment and assumption of tenant leases, in the form of Exhibit G attached hereto and incorporated herein by this reference ("Assignment of Leases") executed by Seller, together with an assignment of Seller's right, title and interest in and to the Note dated August 31, 1992 from Vantas West Wacker to Seller in the face amount of $368,790.00.

            (d) Assignment of Intangible Property. An assignment and assumption of the Contracts and the Other Property Rights (to the extent the same are not transferred by the Deed, Bill of Sale or Assignment of Leases) in the form of Exhibit H attached hereto and incorporated herein by this reference ("Assignment of Intangible Property") executed by Seller.

            (e) Notice to Tenants. A single form letter in the form of Exhibit I attached hereto and incorporated herein by this reference, executed by Seller, duplicate copies of which shall be sent by Buyer after Closing to each tenant under the Leases.

            (f) Non-Foreign Status Affidavit. A non-foreign status affidavit in the form of Exhibit J attached hereto and incorporated herein by this reference, as required by Section 1445 of the Internal Revenue Code, executed by Seller.

            (g) Evidence of Authority. Documentation to establish to Buyer's reasonable satisfaction the due authorization of Seller's sale of the Property and execution and delivery of all documents contemplated by this Agreement (including the organizational documents of Seller, as they may have been amended from time to time, resolutions of Seller and incumbency certificates of Seller).

            (h) Other Documents. Such other documents as may be reasonably required by the Title Company or Escrow Agent or as may be agreed upon by Seller and Buyer to consummate the Transaction.

            (i) Letters of Credit as Tenant Security Deposits. With respect to any security deposits which are letters of credit, Seller shall, if the same are assignable, (i) deliver to Buyer at the Closing such letters of credit, (ii) execute and deliver such other instruments as the issuers of such letters of credit shall reasonably require, and (iii) cooperate with Buyer to change the named beneficiary under such letters of credit to Buyer so long as Seller does not incur any additional liability or expense in connection therewith.

            (j) Transfer Taxes. Duly completed and signed real estate transfer tax returns.

            (k) Assignment of Existing Loan. An assignment and assumption agreement relating to the Existing Loan pursuant to which Seller assigns the Existing Loan to Buyer without recourse and Buyer assumes all obligations of Seller under the Existing Loan and, if Seller and OPCC have not received a release in the form of Exhibit D but elect to close hereunder, indemnifies Seller and OPCC for all obligations of Seller and OPCC under the Loan Documents (the "Loan Assumption").

            (l) Estoppel Certificates. Executed estoppel certificates from (i) each of those tenants identified on Exhibit L-1 attached hereto and incorporated herein by this reference as "Major Tenants" (the "Major Tenants"), and (ii) other tenants which, collectively with the Major Tenants, occupy no less than eighty percent (80%) of the total leased area of the Building (the "Other

                  Tenants"). All of such estoppel certificates shall be dated no earlier than the first to occur of (i) the Due Diligence Commencement Date and (ii) forty-five (45) days prior to the initially scheduled Closing Date and shall be substantially in the form which such Major Tenant or Other Tenant is required to provide pursuant to the terms of such Major Tenant's or Other Tenant's Lease or, if no form is specified in any of the Leases, in the form of Exhibit L-2 attached hereto and incorporated herein by this reference. Although an estoppel substantially in the form required by a Tenant's Lease shall satisfy this condition, Seller shall request that each Tenant (other than the Major Tenants) sign an estoppel certificate in the form of Exhibit L-2. In the event Seller cannot for any reason obtain a tenant estoppel certificate from any tenant (other than a Major Tenant), Seller, at its option, may deliver to Buyer a representation letter in the form of Exhibit L-3 attached hereto and incorporated herein by this reference; provided, however, that Seller may not deliver representation letters covering more than 10% of the total leased area of the Building. Seller's liability under Seller's representation letters shall expire and be of no further force or effect on the earlier of (A) two hundred seventy (270) days following the Closing Date, and (B) the date that Buyer receives an estoppel certificate from any such tenant.

            (m) Keys and Original Documents. Keys to all locks on the Real Property in Seller's or Seller's building manager's possession and originals or, if originals are not available, copies, of all of the Property Documents, to the extent not previously delivered to Buyer.

            (n) Termination of Management Agreement. Evidence that the management agreement(s) between Seller and Overseas Management, Inc. for management and leasing of the Property shall have been terminated.

            (o) Lender Estoppel. An estoppel certificate from Lender covering the matters described in Section 3.3.2 (iii) reasonably satisfactory to Buyer.

            (p) IRPTA. (1) An original affidavit by which Seller represents and warrants to Buyer that neither the Property nor the transfer of the Property contemplated by this Agreement is subject to the Illinois Responsible Property Transfer Act, 765 ILCS 90/1 et seq. ("IRPTA") or (2) an original, fully completed and executed IRPTA disclosure form for the Property.

            (q)   Guaranty. A Guaranty of OPCC in the form of Exhibit R.

            (r) Closing Statement. An executed counterpart of the closing statement for the Transaction.

            (s) Certificate re Leases. A certificate of Seller setting forth any of the actions described in clauses (a) through (d) of
                  Section 14.1 taken by Seller between May 1, 2000 and the Closing Date.

      The items to be delivered by Seller in accordance with the terms of Subsections (a) through (k) and (n) through (s) of this Section 7.3 shall be delivered to Escrow Agent no later than 5:00 p.m. Central Daylight Savings Time on the last business day prior to the Closing Date and the items to be delivered by Seller in accordance with the terms of Subsection
      (m) of this Section 7.3 shall be delivered outside of escrow and shall be deemed delivered if the same are located at the Property on the Closing Date. The items to be delivered by Seller in accordance with the terms of Subsection (l) of this Section 7.3 shall be delivered to Buyer outside of escrow as they are received.

7.4 Buyer's Closing Deliveries. At the Closing, Buyer shall deliver or cause to be delivered the following:

            (a) Purchase Price. The Purchase Price, as adjusted for apportionments and other adjustments required under this Agreement, plus any other amounts required to be paid by Buyer at Closing.

            (b)   Assignment of Leases. The Assignment of Leases executed by
                  Buyer.

            (c) Assignment of Intangible Property. The Assignment of Intangible Property executed by Buyer.

            (d) Evidence of Authority. Documentation to establish to Seller's reasonable satisfaction the due authorization of Buyer's acquisition of the Property and Buyer's delivery of the documents required to be delivered by Buyer pursuant to this Agreement (including, but not limited to, the organizational documents of Buyer, as they may have been amended from time to time, resolutions of Buyer and incumbency certificates of Buyer), and, if Buyer is a partnership or limited liability company, the foregoing documents for all general partners and managing members.

            (e) Assumption of Existing Loan. The Loan Assumption and such other documents relating thereto as shall have been required by Lender.

            (f) Other Documents. Such other documents as may be reasonably required by the Title Company or Escrow Agent or may be agreed upon by Seller and Buyer to consummate the Transaction.

            (g) Transfer Taxes. Duly completed and signed real estate transfer tax returns.

            (h) Release. In the event Buyer assumes the Existing Loan, a complete release of Seller and OPCC from all liability and obligations in connection therewith executed by Lender, which release shall be in the form of Exhibit D hereto.

            (i) Closing Statement. An executed counterpart of the closing statement for the Transaction.

      The Purchase Price shall be paid in accordance with the terms of Section
      7.4 hereof and the items to be delivered by Buyer in accordance with the terms of Subsections (b) through (j) of this Section 7.4 shall be delivered to Escrow Agent no later than 5:00 p.m. Central Daylight Savings Time on the last business day prior to the Closing Date.

                       ARTICLE 8 - CONDITIONS TO CLOSING

8.1 Conditions to Seller's Obligations. Seller's obligation to close the Transaction is conditioned on all of the following, any or all of which may be waived by Seller by an express written waiver, at its sole option:

            (a) Representations True. All representations and warranties made by Buyer in this Agreement shall be true and correct in all material respects on and as of the Closing Date, as if made on and as of such date except to the extent they expressly relate to an earlier date, and Buyer shall deliver to Seller at Closing a certificate so stating;

            (b) Buyer's Financial Condition. No petition has been filed by or against Buyer under the Federal Bankruptcy Code or any similar state or federal Law, whether now or hereafter existing; and

            (c) Buyer's Deliveries Complete. Buyer shall have delivered the funds required hereunder and all of the documents to be executed by Buyer set forth in Section 7.4 and shall have performed all other covenants, undertakings and obligations, and complied with all conditions required by this Agreement, to be performed or complied with by Buyer at or prior to the Closing.

8.2 Conditions to Buyer's Obligations. Buyer's obligation to close the Transaction is conditioned on all of the following, any or all of which may be expressly waived by Buyer in writing, at its sole option:

            (a) Representations True. Subject to the provisions of Section 9.3, all representations and warranties made by Seller in this Agreement, as the same may be amended as provided in Section 9.3, shall be true and correct in all material respects on and as of the Closing Date, as if made on and as of such date except to the extent that they expressly relate to an earlier date, and Seller shall deliver to Buyer at Closing a certificate so stating;

            (b) Title Conditions Satisfied. At the time of the Closing, title to the Property shall be as provided in Article 4 of this Agreement;

            (c) Seller's Deliveries Complete. Seller shall have delivered all of the documents and other items required pursuant to Section
                  7.3 and shall have performed all other covenants, undertakings and obligations, and complied with all conditions required by this Agreement, to be performed or complied with by Seller at or prior to the Closing; and

            (d) Seller's Financial Condition. No petition has been filed by or against Seller under the Federal Bankruptcy Code or any similar state or federal law, whether now or hereafter existing.

8.3 Waiver of Failure of Conditions Precedent. At any time or times on or before the date specified for the satisfaction of any condition, Seller or Buyer may elect in writing to waive the benefit of any such condition set forth in Section 8.1 or Section 8.2, respectively. By closing the Transaction, each of Buyer and Seller shall be conclusively deemed to have waived the benefit of any remaining unfulfilled conditions set forth in
      Section 8.2 and 8.1, as applicable. In the event any of the conditions set forth in Sections 8.1 or 8.2 are neither waived nor fulfilled, Seller or Buyer (as appropriate) may exercise such rights and remedies, if any, that such party may have pursuant to the terms of Article 11 hereof.

8.4 Approvals not a Condition to Buyer's Performance. Subject to Buyer's right to terminate this Agreement prior to the expiration of the Due Diligence Period in accordance with the terms of Article 5 hereof, Buyer acknowledges and agrees that its obligation to perform under this Agreement is not contingent upon Buyer's ability to obtain any (a) governmental or quasi-governmental approval of changes or modifications in use or zoning, or (b) modification of any existing land use restriction, or (c) consents to assignments of any service contracts, management agreements or other agreements which Buyer requests, or (d) endorsements to the Owner's Title Policy.

                   ARTICLE 9 - REPRESENTATIONS AND WARRANTIES

9.1 Buyer's Representations. Buyer represents and warrants to, and covenants with, Seller as follows:

      9.1.1 Buyer's Authorization. Buyer (a) is duly organized, validly existing and in good standing under the laws of its State of organization and the State in which the Property is located, (b) is authorized to consummate the Transaction and fulfill all of its obligations hereunder and under all documents contemplated hereunder to be executed by Buyer, and (c) has all necessary power to execute and deliver this Agreement and all documents contemplated hereunder to be executed by Buyer, and to perform all of its obligations hereunder and thereunder. This Agreement and all documents contemplated hereunder to be executed by Buyer has been duly authorized by all requisite partnership, corporate or other required action on the part of Buyer and is the valid and legally binding obligation of Buyer, enforceable in accordance with their respective terms. Neither the execution and delivery of this Agreement and all documents contemplated hereunder to be executed by Buyer, nor the performance of the obligations of Buyer hereunder or thereunder will result in the violation of any Law or any provision of the organizational documents of Buyer or will conflict with any order or decree of any court or governmental instrumentality of any nature by which Buyer is bound.

      9.1.2 Buyer's Financial Condition. To Buyer's knowledge, no petition has been filed by or against Buyer under the Federal Bankruptcy Code or any similar state or federal Law. As used herein, "Buyer's knowledge" shall mean the actual knowledge of Buyer's Designated Employees.

      9.1.3 ERISA.

            (a) Buyer is not an "employee benefit plan" or a "governmental plan" for purposes of ERISA; and

            (b)   One or more of the following circumstances is true:

                  (i) Equity interests in Buyer are publicly offered securities, within the meaning of 29 C.F.R. Section 2510.3-101(b)(2); or

                  (ii) Less than twenty-five percent (25%) of all equity interests in Buyer are held by "benefit plan investors" within the meaning of 29 C.F.R. Section
                        2510.3-101(f)(2); or

                  (iii) Buyer qualifies as an "operating company," a "real
                        estate operating company" or a "venture capital operating company" within the meaning of 29 C.F.R.
                        Section 2510.3-101(c), (d) or (e).

9.2 Seller's Representations. Seller represents and warrants to Buyer as follows:

      9.2.1 Seller's Authorization. Seller (a) is duly organized, validly existing and in good standing under the laws of Illinois, (b) is authorized to consummate the Transaction and fulfill all of its obligations hereunder and under all documents contemplated hereunder to be executed by Seller, and (c) has all necessary power to execute and deliver this Agreement and all documents contemplated hereunder to be executed by Seller, and to perform all of its obligations hereunder and thereunder. This Agreement and all documents contemplated hereunder to be executed by Seller have been duly authorized by all requisite corporate or other required action on the part of Seller and are the valid and legally binding obligation of Seller, enforceable in accordance with their respective terms. Neither the execution and delivery of this Agreement and all documents contemplated hereunder to be executed by Seller, nor the performance of the obligations of Seller hereunder or thereunder, will result in the violation of any Law or any provision of the organizational documents of Seller or will conflict with any order or decree of any court or governmental instrumentality of any nature by which Seller is bound.

      9.2.2 Other Seller's Representations. To Seller's knowledge (as defined in Subsection 9.3.2):

            (a) Seller has not entered into any contracts, subcontracts or agreements, and to Seller's knowledge there are no contracts, subcontracts or agreements entered into by Seller's predecessors in title, affecting the Property which will be binding upon Buyer after the Closing other than the Contracts listed in Exhibit B attached hereto and any Contracts approved by Buyer.

            (b) Except for defaults cured on or before the date hereof, Seller has not received any written notice of default under the terms of any of the Contracts except as listed in Exhibit N attached hereto. Seller has not given any written notice of default under the terms of any of the Contracts except as listed on Exhibit N attached hereto.

            (c) As of May 1, 2000, the only tenants of the Property are the tenants listed in Exhibit O attached hereto and incorporated herein by this reference and the licensees set forth on Exhibit B; provided, however, that the foregoing is not intended (and shall not be construed) as representation by Seller of the parties that are in actual possession of any portion of the Property since there may be subtenants, licensees or assignees that are in possession of portions of the Property of which Seller may not be aware. As of the date of this Agreement, Seller has not given or received any written notice of default under the terms of the Leases except as listed on Exhibit N attached hereto.

            (d) Except for violations cured or remedied on or before the date hereof and except as listed in Exhibit N attached hereto, as of the date of this Agreement, Seller has not received any written notice from any governmental authority of any violation of any Law applicable to the Property.

            (e) No petition has been filed by or against Seller under the Federal Bankruptcy Code or any similar state or federal Law.

            (f) Seller shall give or otherwise make available to Buyer or Buyer's Representatives all books, records and other writings in its or its building manager's possession related in any material way to the use, ownership or operation of the Property, other than books, records, and other writings that contain confidential, proprietary or privileged materials.

            (g) There are no condemnation proceedings in process or threatened with respect to the Property except as set forth in Exhibit K.

            (h) Seller has not received any written notice from any insurance company of any defects or inadequacies in the Property that would materially and adversely affect the insurability of the Property or cause any material increase in the premiums for insurance for the Property that have not been cured or repaired.

      9.2.3 No Other Agreements. There are no currently effective agreements for the sale of Seller's interest in and to the Property (except for this Agreement).

      9.2.4 Existing Loan. The documents evidencing and securing the Existing Loan (the "Existing Loan Documents") are listed on Exhibit M. There are no documents evidencing or securing the Existing Loan other than the Existing Loan Documents. The Existing Loan Documents have not been amended or modified. Neither Seller nor OPCC has received any written notice of default in connection with the Existing Loan Documents that has not been cured, and Seller has no knowledge of any other uncured default by Seller. Seller has paid all amounts currently due and payable under the Existing Loan Documents. Seller has not given any written notice of default under the Existing Loan Documents and has no knowledge of any material default by Lender under the Existing Loan Documents. Seller has not assigned any interest in the Existing Loan or the Existing Loan Documents.

      9.2.5 Commissions; Tenant Inducements. As of the date of this Agreement, except as set forth in Exhibits B and P attached hereto, there are no currently effective leasing commission agreements with respect to the Property (other than for commissions which shall become due in the future due to lease expansions, extensions or renewals). All commissions (other than those which become due because of future events and those for which Buyer is to be credited at Closing) and tenant inducements for which Seller is responsible hereunder have been fully paid.

      9.2.6 Rent Roll. The rent roll for the Property which is delivered to Buyer by Seller during the Due Diligence Period and shall thereafter be deemed attached to this Agreement as Exhibit O (and shall be designated as such by Seller) (the "Rent Roll") is true, correct and complete in all material respects as of the date set forth thereon.

      9.2.7 Litigation. Except as listed in Exhibits K and N attached hereto and incorporated herein by this reference, Seller has not received any written notice of any current or pending litigation against Seller and has no knowledge of any threatened litigation which in each case would not be covered by insurance and would, if determined adversely to Seller, materially adversely affect the Property.

      9.2.8 UBIT. Seller (i) does not bear a relationship described in subparagraph (C), (E), or (G) of Section 4975 (e)(2) of the Internal Revenue Code to the plan with respect to which the Pension Plans of the United Parcel Service of America, Inc. was formed; and (ii) is not a ten percent (10%) or more shareholder of any person described in clause (i) above.

      9.2.9 ERISA.

            (a) Seller is not an "employee benefit plan" or a "governmental plan" for purposes of ERISA; and

            (b) One or more of the following circumstances is true:

                  (i) Equity interests in Seller are publicly offered securities, within the meaning of 29 C.F.R. Section 2510.3-101(b)(2); or

                  (ii) Less than twenty-five percent (25%) of all equity interests in Seller are held by "benefit plan investors" within the meaning of 29 C.F.R. Section
                        2510.3-101(f)(2); or

                  (iii) Seller qualifies as an "operating company," a "real
                        estate operating company" or a "venture capital operating company" within the meaning of 29 C.F.R.
                        Section 2510.3-101(c), (d) or (e).

9.3   General Provisions.

      9.3.1 No Representation as to Leases. Seller does not represent or warrant that any particular lease or leases will be in force or effect on the Closing Date or that the tenants will have performed their obligations thereunder.

      9.3.2 Definition of "Seller's Knowledge". All references in this Agreement to "Seller's knowledge" or words of similar import shall refer only to the actual knowledge of the Seller's Designated Employees and shall not be construed to refer to the knowledge of any other officer, director, shareholder, employee, agent or representative of Seller, or any affiliate of any of the foregoing, or to impose or have imposed upon the Seller's Designated Employees any duty to investigate the matters to which such knowledge, or the absence thereof, pertains, including, but not limited to, the contents of the files, documents and materials made available to or disclosed to Buyer or the contents of files maintained by the Seller's Designated Employees. There shall be no personal liability on the part of the Seller's Designated Employees arising out of any representations or warranties made herein.

      9.3.3 Seller's Representations Deemed Modified. To the extent that Buyer's Designated Employees know or are deemed to know prior to the expiration of the Due Diligence Period that Seller's representations and warranties are inaccurate, untrue or incorrect in any way, such representations and warranties shall be deemed modified to reflect Buyer's knowledge or deemed knowledge, as the case may be, except to the extent that Seller knowingly made a material and intentional misrepresentation.

      9.3.4 Notice of Breach; Seller's Right to Cure. If prior to the Closing, Buyer's Designated Employees obtain actual knowledge that any of the representations or warranties made herein by Seller are untrue, inaccurate or incorrect in any material respect, Buyer shall give Seller written notice thereof within five (5) business days of obtaining such knowledge (but, in any event, prior to the Closing). If at or prior to the Closing, Seller obtains actual knowledge that any of the representations or warranties made herein by Seller are untrue, inaccurate or incorrect in any material respect, Seller shall give Buyer written notice thereof within five (5) business days of obtaining such knowledge (but, in any event, prior to the Closing). In either such event, Seller shall have the right to cure such misrepresentation or breach and shall be entitled to a reasonable adjournment of the Closing (not to exceed forty-five (45) days) for the purpose of such cure. If Seller is unable to so cure any misrepresentation or breach, then, unless such misrepresentation constitutes a Wilful Default, in which case Section 11.2 shall apply, Buyer, as its sole remedy for any and all such materially untrue, inaccurate or incorrect material representations or warranties, shall elect either (a) to waive such misrepresentations or breaches of representations and warranties and consummate the Transaction without any reduction of or credit against the Purchase Price, or (b) to terminate this Agreement by written notice given to Seller on the Closing Date, in which event this Agreement shall be terminated, the Deposit shall be returned to Buyer and, thereafter, neither party shall have any further rights or obligations hereunder except as provided in any section hereof that by its terms expressly provides that it survives any termination of this Agreement. If any such representation or warranty is untrue, inaccurate or incorrect but is not untrue, inaccurate or incorrect in any material respect, Buyer shall be deemed to waive such misrepresentation or breach of warranty, and Buyer shall be required to consummate the Transaction without any reduction of or credit against the Purchase Price. The untruth, inaccuracy or incorrectness of a representation or warranty shall be deemed material only if Buyer's aggregate damages resulting from the untruth, inaccuracy or incorrectness of any of the representations or warranties are reasonably estimated to exceed $250,000.00.

      9.3.5 Survival; Limitation on Seller's Liability. The representations and warranties made by Seller in Section 9.2 shall survive the Closing and not be merged therein for a period of two hundred seventy (270) days and Seller shall only be liable to Buyer hereunder for a breach of a representation and warranty made herein or in any of the documents executed by Seller at the Closing with respect to which a claim is made by Buyer against Seller on or before the date which is two hundred seventy (270) days after the date of the Closing. Anything in this Agreement to the contrary notwithstanding, the maximum aggregate liability of Seller for Seller's breaches of representations and warranties herein or in any documents executed by Seller at Closing (including, but not limited to, any of Seller's representation letters delivered pursuant to Section 7.3(k) shall be limited as set forth in Section 15.15 hereof. Notwithstanding the foregoing, however, if the Closing occurs, Buyer hereby expressly waives, relinquishes and releases any right or remedy available to it at law, in equity, under this Agreement or otherwise to make a claim against Seller for damages that Buyer may incur, or to rescind this Agreement and the Transaction, as the result of any of Seller's representations or warranties being untrue, inaccurate or incorrect if (a) Buyer's Designated Employees knew or are deemed to have known that such representation or warranty was untrue, inaccurate or incorrect at the time of the Closing, or (b) Buyer's damages as a result of such representations or warranties being untrue, inaccurate or incorrect are reasonably estimated to aggregate less than $250,000.00.

                             ARTICLE 10 - COVENANTS

10.1  Buyer's Covenants.  Buyer hereby covenants as follows:

     10.1.1 Confidentiality. Buyer acknowledges that any information heretofore or hereafter furnished to Buyer with respect to the Property has been and will be so furnished on the condition that Buyer maintain the confidentiality thereof. Accordingly, Buyer shall hold, and shall cause its partners and members and the officers, directors, employees, agents and representatives of Buyer, its partners and members to hold, in strict confidence, and not disclose to any other person without the prior written consent of Seller until the Closing shall have been consummated, (a) the terms of the Agreement and (b) any of the information in respect of the Property delivered to or for the benefit of Buyer whether by agents, consultants, employees or representatives of Buyer or by Seller or any of its agents, representatives or employees, including, but not limited to, any information heretofore or hereafter obtained by Buyer or any of Buyer's Representatives in connection with its Due Diligence. In the event the Closing does not occur or this Agreement is terminated, Buyer shall promptly return to Seller all copies of documents containing any of such information without retaining any copy thereof or extract therefrom (except for any third party reports commissioned by Buyer, which Buyer shall continue to hold in confidence), or shall certify to Seller that all copies of such documents have been destroyed. Notwithstanding anything to the contrary hereinabove set forth, Buyer may disclose such information
            (a) on a need-to-know basis to its employees, members of professional firms serving it or potential lenders or investors, provided any such persons or entities agree to and shall maintain the confidentiality thereof, (b) as any court or governmental agency may require in order to comply with applicable Laws, (c) to the extent necessary to enforce its rights under this Agreement, and (d) to the extent that such information is a matter of public record. The provisions of this Subsection 10.1.1 shall survive any termination of this Agreement.

     10.1.2 Buyer's Indemnity; Delivery of Reports. Buyer hereby agrees to indemnify, defend, and hold Seller and each of the other Seller Parties free and harmless from and against any and all damages, losses, costs, claims, liabilities, expenses, demands and obligations of any kind or nature whatsoever (including reasonable attorneys fees and costs but excluding any diminution in the value of the Property caused by Buyer's disclosure to Seller of any information obtained by Buyer in the course of its due diligence) arising out of or resulting from the breach of the terms of Subsection 10.1.1 by Buyer, any Buyer Representative or any person or entity to whom Buyer discloses confidential information, or the entry on the Real Property and/or the conduct of any Due Diligence by Buyer or any of Buyer's Representatives at any time prior to the Closing, which indemnity shall survive the Closing (and not be merged therein) or any earlier termination of this Agreement.

     10.1.3 Limit on Government Contacts. Notwithstanding any provision in this Agreement to the contrary, Buyer shall not contact any governmental official or representative regarding the Property without Seller's prior written consent thereto, which consent shall not be unreasonably withheld. In addition, if Seller's consent is obtained by Buyer, Seller shall be entitled to receive at least five (5) days prior written notice of the intended contact and to have a representative present when Buyer has any such contact with any governmental official or representative. The foregoing shall not prevent Buyer from performing, without Seller's consent, routine building code and zoning violation searches which do not involve discussing the Building with, or having the Building inspected by, any governmental official or representative.

10.2  Seller's Covenants. Seller hereby covenants as follows:

     10.2.1 Contracts. Without Buyer's prior consent, which consent shall not be unreasonably withheld and shall be deemed granted if Buyer does not respond within five (5) business days following Seller's request for consent, between the date of this Agreement and the Closing Date Seller shall not extend, renew, replace or modify any Contract unless such contract (as so extended, renewed, replaced or modified) can be terminated by the owner of the Property without penalty on not more than thirty (30) days' notice.

     10.2.2 Maintenance of Property. Except to the extent Seller is relieved of such obligations by Article 12 hereof, between the date hereof and the Closing Date Seller shall maintain and keep the Property in a manner consistent with Seller's past practices with respect to the Property; provided, however, that, subject to Buyer's right to terminate this Agreement prior to the expiration of the Due Diligence Period in accordance with the terms of Article 5 hereof, Buyer hereby agrees that it shall accept the Property subject to, and Seller shall have no obligation to cure, (a) any violations of Laws, and (b) any physical conditions which would give rise to violations, which, with respect to both clauses (a), (b) exist on the date hereof or which arise between the date hereof and the end of the Due Diligence Period and (c) any violations of Law which arise after the end of the Due Diligence Period as a result of the enactment of new laws or new interpretations of or regulations under existing laws after the end of the Due Diligence Period. Between the date hereof and the Closing Date, Seller will promptly deliver to Buyer a copy of any written notice Seller receives after the date hereof from any governmental authority of the violation of any Laws regulating the condition or use of the Property.

     10.2.3 Access to Property. Between the date hereof and the Closing Date Seller shall allow Buyer or Buyer's Representatives access to the Property upon reasonable prior notice at reasonable times provided
            (a) such access does not interfere with the operation of the Property or the rights of tenants; (b) Buyer shall not contact any tenant without Seller's prior written consent (it being understood that Buyer shall have the right to interview tenants with a representative of Seller present, and Seller shall reasonably cooperate with Buyer in making its representatives available to accompany Buyer at reasonable times and upon reasonable advance notice); (c) after the expiration of the Due Diligence Period Buyer shall not be permitted to perform any further testing or other physical evaluation of the Property prior to Closing; (d) Seller or its designated representative shall have the right to pre-approve and be present during any physical testing of the Property, such approval not to be unreasonably withheld or delayed; and (e) Buyer shall return the Property to the condition existing prior to such tests and inspections. Prior to such time as Buyer or any of Buyer's Representatives enter the Property, Buyer shall (i) obtain policies of general liability insurance which insure Buyer, its agents and representatives with liability insurance limits of not less than $1,000,000 combined single limit for personal injury and property damage and name Seller and Seller's property manager as additional insureds and which are with such insurance companies, provide such coverages and carry such other limits as Seller shall reasonably require, and (ii) provide Seller with certificates of insurance evidencing that Buyer has obtained the aforementioned policies of insurance.

     10.2.4 Termination of Certain Contracts. If Buyer notifies Seller in writing prior to the expiration of the Due Diligence Period that Buyer elects to have any Contracts terminated prior to Closing, Seller shall use good faith and reasonable efforts to terminate the Contracts so designated by Buyer effective as of the Closing Date; provided, however, that in no event shall Seller be required by the foregoing to pay any sums (or incur any other liability) to the other parties to said Contracts. If Seller is unable to so terminate the aforementioned Contracts effective as of the Closing Date, then Seller shall assign and Buyer shall assume the same at Closing in accordance with the terms of this Agreement and the Assignment of Intangible Property.

     10.2.5 Compliance with Loan Documents. Seller shall comply with all of its material obligations under the Existing Loan Documents, including, without limitation, making all payments as and when due.

     10.2.6 Bulk Sales Release. Following execution of this Agreement, Seller shall file a notice of sale of assets with the Illinois Department of Revenue in connection with the requirements of the Illinois Income Tax Act, 35 ILCS 5/902(d) (the "Illinois Tax Act") and shall provide Buyer with a copy of same. Seller shall be responsible for delivering at or prior to the Closing a certificate from the Illinois Department of Revenue (the "IDR") stating that no assessed but unpaid tax, penalties or interest are due under the Illinois Tax Act. In the event Seller does not obtain such a certificate, or alternatively, in the event the IDR delivers a notice of taxes due, then Seller may elect to provide to Buyer an indemnification agreement reasonably acceptable to Buyer, whereby Seller shall indemnify, defend and hold Buyer harmless of, from and against any and all claims, costs, damages, expenses, liabilities or losses which Buyer may incur or suffer as a result of Seller's failure to comply with the provisions of the Illinois Tax Act.

     10.2.7 No Marketing of Property. Seller agrees that for so long as this Agreement shall remain in effect, it shall not market the Property for sale.

     10.2.8 Condemnation. Seller shall not, after the date of this Agreement, negotiate with the City of Chicago with respect to the condemnation described on Exhibit K without notifying Buyer and providing Buyer the opportunity to participate, or take any other action to settle such condemnation without the participation or consent of Buyer.

10.3  Mutual Covenants.

     10.3.1 Publicity. Seller and Buyer each hereby covenant that (a) prior to the Closing neither Seller nor Buyer shall issue any Release (as hereinafter defined) with respect to the Transaction without the prior consent of the other, except to the extent required by applicable Law, and (b) after the Closing, any Release issued by either Seller or Buyer shall be subject to the review and approval of both parties (which approval shall not be unreasonably withheld); provided that Buyer may disclose its purchase of the Property, the Seller's identity and the purchase price, but not the other material terms of the Transaction, in fund marketing brochures and similar materials sent to investors and potential investors, on its


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

            web page and in its other marketing materials. If either Seller or Buyer is required by applicable Law to issue a Release, such party shall, at least two (2) business days prior to the issuance of the same, deliver a copy of the proposed Release to the other party for its review. As used herein, the term "Release" shall mean any press release or public statement with respect to the Transaction or this Agreement.

     10.3.2 Broker. Seller and Buyer expressly acknowledge that Broker has acted as the exclusive broker with respect to the Transaction and with respect to this Agreement, and that Seller shall pay any brokerage commission due to Broker in accordance with the separate agreement between Seller and Broker. Seller agrees to hold Buyer harmless and indemnify Buyer from and against any and all damages, losses, costs, claims, liabilities, expenses, demands and obligations (including, but not limited to, reasonable attorneys' fees and disbursements) suffered or incurred by Buyer as a result of any claims by any party (including but not limited to Broker) claiming to have represented Seller as broker in connection with the Transaction. Buyer agrees to hold Seller harmless and indemnify Seller from and against any and all damages, losses, costs, claims, liabilities, expenses, demands and obligations (including, but not limited to, reasonable attorneys' fees and disbursements) suffered or incurred by Seller as a result of any claims by any party claiming to have represented Buyer as broker in connection with the Transaction.

     10.3.3 Tax Protests; Tax Refunds and Credits. Seller shall have the right to continue and to control the progress of and to make all decisions with respect to any contest of the real estate taxes for the Property assessed during calendar year 1999 and due and payable during calendar year 2000 and all prior Tax Years. Seller shall from time to time, upon request by Buyer, update Buyer on the status of any such tax contest. Buyer shall have the right to control the progress of and to make all decisions with respect to any tax contest of the real estate taxes for the Property due and payable during all Tax Years thereafter. All real estate tax refunds and credits received after Closing with respect to the Property shall be applied in the following order of priority: first, to pay the out-of-pocket costs and expenses (including reasonable attorneys' fees and expenses) incurred in connection with obtaining such tax refund or credit; second, to pay any amounts due to any past or present tenant of the Property as a result of such tax refund or credit to the extent required pursuant to the terms of the Leases or any prior leases not in effect on the Closing Date; and third, apportioned between Buyer and Seller as follows:

            (a) with respect to any refunds or credits attributable to real estate taxes assessed during calendar year 1999 and due and payable during calendar year 2000, such refunds and credits shall be apportioned between Buyer and Seller in proportion to the number of days in calendar year 2000 that each party owned the Property (with title to the Property being deemed to have passed as of 12:01 a.m. on the Closing Date);

            (b) with respect to any refunds or credits attributable to real estate taxes assessed for years prior to calendar year 1999 Seller shall be entitled to the entire refunds and credits; and

            (c) with respect to any refunds or credits attributable to real estate taxes assessed for years after calendar year 1999 and due and payable in calendar year 2001 or thereafter Buyer shall be entitled to the entire refunds and credits.

     10.3.4 Survival. The provisions of this Section 10.3 shall survive the Closing (and not be merged therein) or earlier termination of this Agreement.

                       ARTICLE 11 - FAILURE OF CONDITIONS

11.1 To Seller's Obligations. If, on or before the Closing Date, (i) Buyer is in default of any of its obligations hereunder, or (ii) any of Buyer's material representations or warranties are untrue in any material respect, then Seller may elect to (a) terminate this Agreement by written notice to Buyer; or (b) proceed to close the Transaction. If this Agreement is so terminated, then Seller shall be entitled to the Deposit as liquidated damages, and thereafter neither party to this Agreement shall have any further rights or obligations hereunder other than any arising under any section herein which expressly provides that it survives the termination of this Agreement.

11.2 To Buyer's Obligations. If, at the Closing, (i) Seller is in default of any of its obligations hereunder, or (ii) any of Seller's material representations or warranties are untrue in any material respect (as defined in Section 9.3.4), Buyer shall have the right to elect, as its sole and exclusive remedy, to (a) terminate this Agreement by written notice to Seller, promptly after which the Deposit shall be returned to Buyer and, in the event that the Closing does not occur due to (1) Seller knowingly having made an intentional and material misrepresentation, (2) Seller voluntarily conveying the Property to another party while this Agreement is in full force and effect or (3) Seller voluntarily encumbering the Property to secure a borrowing (a "Wilful Default"), but in no other event, Seller shall pay to Buyer as liquidated damages the sum of $250,000.00, or (b) waive the condition and proceed to close the Transaction, or (c) seek specific performance of this Agreement by Seller. As a condition precedent to Buyer exercising any right it may have to bring an action for specific performance hereunder, Buyer must commence such an action within one hundred twenty (120) days after the occurrence of Seller's default. Buyer agrees that its failure to timely commence such an action for specific performance within such one hundred twenty (120) day period shall be deemed a waiver by it of its right to commence an action for specific performance as well as a waiver by it of any right it may have to file or record a notice of lis pendens or notice of pendency of action or similar notice against any portion of the Property. Notwithstanding the foregoing, if Seller, after the date hereof and prior to the earlier of (i) the date which is five (5) business days after the scheduled Closing Date (as the same may be extended pursuant hereto), and
      (ii) the date on which this Agreement is terminated by Buyer (in writing or by demanding return of the Escrow Deposits), (A) voluntarily encumbers the Property to secure borrowed money or (B) sells or transfers title to the Property (other than to Buyer or an assignee of Buyer), Buyer shall have the right to exercise all of its rights and remedies, at law or in equity, for such breach of this Agreement. In the event a legal action is brought to enforce this Agreement following an alleged Wilful Default by Seller, the prevailing party in such action shall be entitled to recover its reasonable attorneys' fees and costs, not to exceed $50,000.00, from the non-prevailing party.

                       ARTICLE 12 - CONDEMNATION/CASUALTY

12.1  Condemnation.

     12.1.1 Right to Terminate. If, prior to the Closing Date, all or any significant portion (as hereinafter defined) of the Property is taken by eminent domain (or is the subject of a pending taking which has not yet been consummated), Seller shall notify Buyer in writing of such fact promptly after obtaining knowledge thereof, and, thereafter, Buyer shall have the right to terminate this Agreement by giving written notice to the other no later than ten (10) business days after the giving of Seller's notice, and the Closing Date shall be extended, if necessary, to provide sufficient time for Buyer to make such election. The failure by Buyer to so elect in writing to terminate this Agreement within such ten business (10) day period shall be deemed an election not to terminate this Agreement. For purposes hereof, a "significant portion" of the Property shall mean such a portion (1) as shall have a value in excess of One Million Dollars ($1,000,000.00), (2) the taking of which shall materially adversely affect access to the Property or
            (3) the taking of which shall materially adversely affect use of the Property as an office building, but a significant portion shall not include the property described on Exhibit K which is the subject of the condemnation described on Exhibit K. If Buyer elects to terminate this Agreement as aforesaid, the provisions of Section
            12.4 shall apply.

     12.1.2 Assignment of Proceeds. If (a) Buyer does not elect to terminate this Agreement as aforesaid if all or any significant portion of the Property is taken, or (b) a portion of the Property not constituting a significant portion of the Property is taken or becomes subject to a pending taking by eminent domain, there shall be no abatement of the Purchase Price; provided, however, that, at the Closing, Seller shall pay to Buyer the amount of any award for or other proceeds on account of such taking which have been actually paid to Seller prior to the Closing Date as a result of such taking (less all reasonable out-of-pocket costs and expenses, including reasonable attorneys' fees and costs, incurred by Seller as of the Closing Date in obtaining payment of such award or proceeds) and, to the extent such award or proceeds have not been paid, Seller shall assign to Buyer at the Closing (without recourse to Seller), pursuant to documents reasonably satisfactory to Buyer, the rights of Seller to, and Buyer shall be entitled to receive and retain, all awards for the taking of the Property or such portion thereof. Notwithstanding anything herein to the contrary, the award or proceeds relating to the property described on Exhibit K shall be allocated as provided in Exhibit K.

12.2 Destruction or Damage. In the event any of the Property is damaged or destroyed prior to the Closing Date, Seller shall notify Buyer in writing of such fact promptly after obtaining knowledge thereof. If any such damage or destruction (a) is an insured casualty and (b) would cost less than Three Million Dollars ($3,000,000.00) to repair or restore, then this Agreement shall remain in full force and effect and Buyer shall acquire the Property upon the terms and conditions set forth herein. In such event, Buyer shall receive a credit against the Purchase Price equal to the deductible amount applicable under Seller's casualty policy less all reasonable out-of-pocket costs and expenses, including reasonable attorneys' fees and costs, incurred by Seller as of the Closing Date in connection with the negotiation and/or settlement of the casualty claim with the insurer (the "Realization Costs"), and Seller shall assign to Buyer all of Seller's right, title and interest in and to all proceeds of insurance on account of such damage or destruction. In the event the Property is damaged or destroyed prior to the Closing Date and the cost of repair would equal or exceed Three Million Dollars ($3,000,000.00), or the casualty is an uninsured casualty, then, notwithstanding anything to the contrary set forth above in this section, Buyer shall have the right, at its election, to terminate this Agreement. Buyer shall have thirty (30) days after Seller notifies Buyer that a casualty has occurred to make such election by delivery to the other of a written election notice (the "Election Notice") and the Closing Date shall be extended, if necessary, to provide sufficient time for Buyer to make such election. The failure by Buyer to deliver the Election Notice within such thirty (30) day period shall be deemed an election not to terminate this Agreement. In the event Buyer does not elect to terminate this Agreement as set forth above, this Agreement shall remain in full force and effect, Seller shall assign to Buyer, pursuant to documents reasonably satisfactory to Buyer, all of Seller's right, title and interest in and to any and all proceeds of insurance on account of such damage or destruction, if any, and, if the casualty was an insured casualty, Buyer shall receive a credit against the Purchase Price equal to the deductible amount (less the Realization Costs) under Seller's casualty insurance policy.

12.3 Insurance. Seller shall maintain the property insurance coverage currently in effect for the Property through the Closing Date.

12.4  Effect of Termination. If this Agreement is terminated pursuant to Section
      12.1 or Section 12.2, the Deposit shall be returned to Buyer. Upon such refund, this Agreement shall terminate and neither party to this Agreement shall have any further rights or obligations hereunder other than any arising under any section herein which expressly provides that it shall survive the termination of this Agreement.

12.5 Waiver. The provisions of this Article 12 supersede the provisions of any applicable Laws with respect to the subject matter of this Article 12.

                              ARTICLE 13 - ESCROW

13.1 The Deposit and any other sums which the parties agree shall be held in escrow (herein collectively called the "Escrow Deposits"), together with all interest earned thereon, shall be held by the Escrow Agent, in trust, and disposed of only in accordance with the following provisions:

            (a) The Escrow Agent shall invest the cash portion of the Escrow Deposits in government insured interest-bearing instruments satisfactory to both Buyer and Seller, shall not commingle the Escrow Deposits with any funds of the Escrow Agent or others, and shall promptly provide Buyer and Seller with confirmation of the investments made.

            (b) If the Closing occurs, the Escrow Agent shall deliver the cash portion of the Escrow Deposits to, or upon the instructions of, Seller on the Closing Date and shall return any letter of credit comprising part of the Escrow Deposits to Buyer.

            (c) If for any reason the Closing does not occur, the Escrow Agent shall deliver the Escrow Deposits and all interest earned thereon to Seller or Buyer only upon receipt of a written demand therefor from such party, subject to the following provisions of this Subsection (c). If for any reason the Closing does not occur and either party makes a written demand upon the Escrow Agent for payment of the Escrow Deposits and the interest earned thereon, the Escrow Agent shall give written notice to the other party of such demand. If the Escrow Agent does not receive a written objection from the other party to the proposed payment within ten (10) days after the giving of such notice, the Escrow Agent is hereby authorized to make such payment and, if such payment is to Seller, to draw upon any letter of credit comprising part of the Escrow Deposits and pay the proceeds thereof over to Seller. If the Escrow Agent does receive such written objection within such period, the Escrow Agent shall continue to hold such amount until otherwise directed by written instructions signed by Seller and Buyer or a final judgment of a court; provided, however, that unless Buyer replaces any letter of credit comprising part of the Escrow Deposits with cash, Escrow Agent shall draw upon such letter of credit no later than five (5) business days before its expiration date and shall hold the proceeds of such draw as part of the Escrow Deposits.

            (d) If this Agreement remains in effect on the date which is one month prior to the expiration of any letter of credit comprising a portion of the Escrow Deposits, Escrow Agent shall immediately request that Buyer replace such letter of credit with either cash or a replacement letter of credit in substantially the form of such letter of credit with an expiry date no sooner than three months after the expiry of the existing Letter of Credit, and if Buyer does not do so within ten (10) business days after such notice, Escrow Agent shall promptly, and in no event later than five (5) business days before its expiration date, draw upon such letter of credit and hold the proceeds of such draw as part of the Escrow Deposits.

            (e) Buyer may, prior to the expiration of the Due Diligence Period, make a written demand on Escrow Agent for return of the Escrow Deposits and interest earned thereon, and Escrow Agent shall promptly upon receipt thereof give written notice to Seller of such demand. Upon release of the Escrow Deposits, this Agreement shall automatically terminate and neither party shall have any further rights or obligations hereunder other than any arising under any section hereof which expressly provides that it shall survive the termination of this Agreement.

            (f) The parties acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that the Escrow Agent shall not be deemed to be the agent of either of the parties, and that the Escrow Agent shall not be liable to either of the parties for any action or omission on its part taken or made in good faith, and not in disregard of this Agreement, but shall be liable for its negligent acts and for any loss, cost or expense incurred by Seller or Buyer resulting from the Escrow Agent's mistake of law respecting the Escrow Agent's scope or nature of its duties. Seller and Buyer shall jointly and severally indemnify and hold the Escrow Agent harmless from and against all damages, losses, costs, claims, liabilities, expenses, demands and obligations, including reasonable attorneys' fees, incurred in connection with the performance of the Escrow Agent's duties hereunder, except with respect to actions or omissions taken or made by the Escrow Agent in bad faith, in disregard of this Agreement or involving negligence on the part of the Escrow Agent.

            (g) Buyer shall pay any income taxes on any interest earned on the Escrow Deposits. Buyer represents and warrants to the Escrow Agent that its taxpayer identification number is 36-4370857.

            (h) The Escrow Agent has executed this Agreement in the place indicated on the signature page hereof in order to confirm that the Escrow Agent has received and shall hold the Escrow Deposits and the interest earned thereon, in escrow, and shall disburse the Escrow Deposits, and the interest earned thereon, pursuant to the provisions of this Article 13.

                          ARTICLE 14 - LEASING MATTERS

14.1 New Leases; Lease Modifications. After the Due Diligence Commencement Date, Seller shall not, without Buyer's prior written consent in each instance, which consent shall not be unreasonably withheld and shall be given or denied, with the reasons for such denial specified in reasonable detail, within five (5) business days after receipt by Buyer of the information referred to in the next sentence, (a) enter into a New Lease;
      (b) modify or amend any Existing Lease (except pursuant to the exercise by a tenant of a renewal, extension or expansion option or other right contained in such tenant's lease); provided that the lease with Overseas Management, Inc. may be terminated effective as of the Closing Date; (c) consent to any assignment or sublease in connection with any Existing Lease or New Lease; or (d) remove any tenant under any Existing Lease or New Lease, whether by summary proceedings or otherwise, except by reason of a default of the tenant under the subject Existing Lease or New Lease; provided, however, that Seller may, in good faith and in accordance with its reasonable business judgment, enter into any lease which is consistent with the leasing guidelines set forth on Exhibit Q without the consent of Buyer, but after notice to Buyer. Seller shall furnish Buyer with a written notice of the proposed action which shall contain information regarding the proposed action that Seller believes is reasonably necessary to enable Buyer to make informed decisions with respect to the advisability of the proposed action. If Buyer fails to object in writing to any such proposed action within five (5) business days after receipt of the aforementioned information, Buyer shall be deemed to have approved the proposed action. If any Lease requires that the landlord's consent be given under the applicable circumstances (or not be unreasonably withheld), then Buyer shall be deemed ipso facto to have approved such action. Any notice from Buyer rejecting the proposed action shall include a description of the reasons for Buyer's rejection. During the period prior to the end of the Due Diligence Period, if Buyer rejects the proposed action, Seller nevertheless retains full right, power and authority to execute such documents as are necessary to effect such action, and Seller shall promptly advise Buyer of the same. The foregoing notwithstanding, in the event Buyer has rejected the proposed action but Seller nonetheless proceeds to effect it, Buyer shall have the right, within three (3) business days after receipt of Seller's notice that Seller has taken such action, to elect to terminate this Agreement by the delivery to Seller of a written notice of termination, in which case the Deposit shall be paid to Buyer and, thereafter, the parties shall have no further rights or obligations hereunder other than any arising under any section herein which expressly provides that it shall survive the termination of this Agreement. If Buyer fails to notify Seller within such time period, Buyer shall be deemed to have fully waived any rights to terminate this Agreement pursuant to this Section 14.1. Following the end of the Due Diligence Period, if Buyer rejects the proposed action, Seller shall refrain from taking such action. Seller shall deliver to Buyer a true and complete copy of each such New Lease, renewal or extension agreement, modification, or amendment, as the case may be, promptly after the execution and delivery thereof.

14.2 Lease Expenses. At Closing, Buyer shall reimburse Seller for any and all Reimbursable Lease Expenses to the extent that the same have been paid by Seller prior to Closing. In addition, at Closing, Buyer shall assume Seller's obligations to pay, when due (whether on a stated due date or accelerated) any Reimbursable Lease Expenses unpaid as of the Closing, including any leasing commissions payable to Overseas Management, Inc. (or to Jones Lang LaSalle through Overseas Management, Inc.) with respect to new leases or renewals or expansions of existing Leases entered into by Buyer within ninety (90) days after Closing with parties shown on a list to be provided by Seller to Buyer at Closing, which list shall include prospective tenants with whom substantive discussions have taken place and to whom lease proposals approved by Seller's asset manager have been sent. Buyer also acknowledges that Seller shall have no liability for any rent concessions covering any period following the Closing Date. Buyer hereby agrees to indemnify and hold Seller harmless from and against any and all damages, losses, costs, claims, liabilities, expenses, demands and obligators with respect to such Reimbursable Lease Expenses which remain unpaid for any reason at the time of Closing, which obligations of Buyer shall survive the Closing and shall not be merged therein. Each party shall make available to the other all records, bills, vouchers and other data in such party's control verifying Reimbursable Lease Expenses and the payment thereof.

14.3 Lease Enforcement. Subject to the provisions of Section 14.1 above, prior to the Closing Date, Seller shall have the right, but not the obligation, to enforce the rights and remedies of the landlord under any Existing Lease or New Lease, by summary proceedings or otherwise (including, without limitation, the right to remove any tenant), and to apply all or any portion of any security deposits then held by Seller toward any loss or damage incurred by Seller by reason of any defaults by tenants (provided that Seller shall not apply security deposits unless the default in respect of which such security deposit is applied has existed for at least 60 days), and the exercise of any such rights or remedies shall not affect the obligations of Buyer under this Agreement in any manner or entitle Buyer to a reduction in, or credit or allowance against, the Purchase Price or give rise to any other claim on the part of Buyer.

14.4 Tenant Notes. Buyer acknowledges that the promissory note dated July 28, 1989 from Horwood Marcus and Berk to Seller in the face amount of $100,000.00 is not included in the Transaction and shall be retained by Seller, which shall have the right to seek payment of such note when due and to exercise any available remedies it may have in connection therewith.

                           ARTICLE 15 - MISCELLANEOUS

15.1 Buyer's Assignment. Buyer shall not assign this Agreement or its rights hereunder to any individual or entity without the prior written consent of Seller, which consent Seller may grant or withhold in its sole discretion, and any such assignment shall be null and void ab initio. In the event of any permitted assignment by Buyer, any assignee shall assume any and all obligations and liabilities of Buyer under this Agreement but, notwithstanding such assumption, Buyer shall continue to be liable hereunder.

15.2 Designation Agreement. Section 6045(e) of the United States Internal Revenue Code and the regulations promulgated thereunder (herein collectively called the "Reporting Requirements") require an information return to be made to the United States Internal Revenue Service, and a statement to be furnished to Seller, in connection with the Transaction. Escrow Agent ("Agent") is either (x) the person responsible for closing the Transaction (as described in the Reporting Requirements) or (y) the disbursing title or escrow company that is most significant in terms of gross proceeds disbursed in connection with the Transaction (as described in the Reporting Requirements). Accordingly:

            (a) Agent is hereby designated as the "Reporting Person" (as defined in the Reporting Requirements) for the Transaction. Agent shall perform all duties that are required by the Reporting Requirements to be performed by the Reporting Person for the Transaction.

            (b) Seller and Buyer shall furnish to Agent, in a timely manner, any information requested by Agent and necessary for Agent to perform its duties as Reporting Person for the Transaction.

            (c) Agent hereby requests Seller to furnish to Agent Seller's correct taxpayer identification number. Seller acknowledges that any failure by Seller to provide Agent with Seller's correct taxpayer identification number may subject Seller to civil or criminal penalties imposed by law. Accordingly, Seller hereby certifies to Agent, under penalties of perjury, that Seller's correct taxpayer identification number is 36-4135985.

15.3 Survival/Merger. Except for the provisions of this Agreement which are explicitly stated to survive the Closing, (a) none of the terms of this Agreement shall survive the Closing, and (b) the delivery of the Deed and any other documents and instruments by Seller and the acceptance thereof by Buyer shall effect a merger, and be deemed the full performance and discharge of every obligation on the part of Buyer and Seller to be performed hereunder.

15.4 Integration; Waiver. This Agreement, together with the Exhibits hereto, embodies and constitutes the entire understanding between the parties with respect to the Transaction and all prior agreements, understandings, representations and statements, oral or written, are merged into this Agreement. Neither this Agreement nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument signed by the party against whom the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument. No waiver by either party hereto of any failure or refusal by the other party to comply with its obligations hereunder shall be deemed a waiver of any other or subsequent failure or refusal to so comply.

15.5 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State in which the Property is located.

15.6 Captions Not Binding; Exhibits. The captions in this Agreement are inserted for reference only and in no way define, describe or limit the scope or intent of this Agreement or of any of the provisions hereof. All Exhibits attached hereto shall be incorporated by reference as if set out herein in full.

15.7 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

15.8 Severability. If any term or provision of this Agreement or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

15.9 Notices. Any notice, request, demand, consent, approval and other communications under this Agreement shall be in writing, and shall be deemed duly given or made at the time and on the date when received by facsimile (provided that the sender of such communication receives a confirmation of receipt thereof) or when personally delivered as shown on a receipt therefor (which shall include delivery by a nationally recognized overnight delivery service) or three (3) business days after being mailed by prepaid registered or certified mail, return receipt requested, to the address for each party set forth below. Any party, by written notice to the other in the manner herein provided, may designate an address different from that set forth below.

            IF TO BUYER:

            The John Buck Company
            233 South Wacker Drive
            Chicago, Illinois  60606
            Attention:  John Q. O'Donnell and Darin L. Schwab
            Telephone #:  312/993-9800
            Fax #:  312/993-0857


            and:

            Lend Lease Real Estate Investments, Inc.
            455 N. Cityfront Plaza Drive, Suite 3200
            Chicago, Illinois  60611
            Attention:  Charles R. Beaver
            Telephone #:  312/527-5000
            Fax #:  312/396-5551


            COPY TO:

            Piper Marbury, Rudnick & Wolfe
            203 North LaSalle Street, Suite 1800
            Chicago, Illinois  60601
            Attention:  Lawrence J. Fey
            Telephone #:  312/368-4000
            Fax #:  312/236-7516


            and:

            King & Spalding
            191 Peachtree Street, N.W.
            Atlanta, Georgia  30303
            Attention:  William J. Armstrong
            Telephone #:  404/572-4870
            Fax #:  404/572-5148

            IF TO SELLER:

            Overseas Partners (333), Inc.
            115 Perimeter Center Place
            Suite 940
            Atlanta, Georgia  30346
            Attention:  Michael Molletta
            Telephone #:  770/913-6745
            Fax #:  770/913-6756

                  and:

            Attention:  Legal Department
            Telephone #:  770/913-6234
            Fax #:  770/913-6756

            COPY TO:

            Sonnenschein Nath & Rosenthal
            8000 Sears Tower
            Chicago, Illinois  60606
            Attention:  Linda D. White
            Telephone #:  312/876-8950
            Fax #:  312/876-7934

15.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement.

15.11 No Recordation. Seller and Buyer each agrees that neither this Agreement nor any memorandum or notice hereof shall be recorded and Buyer agrees (a) not to file any notice of pendency or other instrument (other than a judgment) against the Property or any portion thereof in connection herewith and (b) to indemnify Seller against all damages, losses, costs, claims, liabilities, expenses, demands and obligations, including, without limitation, reasonable attorneys' fees and disbursements, incurred by Seller by reason of the filing by Buyer of such notice of pendency or other instrument.

15.12 Additional Agreements; Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto shall execute and deliver such documents as the other party shall reasonably request in order to consummate and make effective the Transaction; provided, however, that the execution and delivery of such documents by such party shall not result in any additional liability or cost to such party.

15.13 Construction. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendment hereof or Exhibit hereto.

15.14 Business Day. As used herein, the term "business day" shall mean any day other than a Saturday, Sunday, or any federal or State of Illinois holiday. If any period expires on a day which is not a business day or any event or condition is required by the terms of this Agreement to occur or be fulfilled on a day which is not a business day, such period shall expire or such event or condition shall occur or be fulfilled, as the case may be, on the next succeeding business day.

15.15 Maximum Aggregate Liability. Notwithstanding any provision to the contrary contained in this Agreement or any documents executed by Seller pursuant hereto or in connection herewith, the maximum aggregate liability of Seller and the Seller Parties, and the maximum aggregate amount which may be awarded to and collected by Buyer, in connection with the Transaction, the Property, under this Agreement and under any and all documents executed pursuant hereto or in connection herewith (including, without limitation, in connection with the breach of any of Seller's Warranties for which a claim is timely made by Buyer) shall not exceed Two Million Five Hundred Thousand Dollars ($2,500,000.00). The provisions of this section shall survive the Closing (and not be merged therein) or any earlier termination of this Agreement.

15.16 WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES TRIAL BY JURY IN ANY PROCEEDINGS BROUGHT BY THE OTHER PARTY IN CONNECTION WITH ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE TRANSACTION, THIS AGREEMENT, THE PROPERTY OR THE RELATIONSHIP OF BUYER AND SELLER HEREUNDER.

15.17 JURISDICTION. WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDINGS RELATING TO THE TRANSACTION, THIS AGREEMENT, THE PROPERTY OR THE RELATIONSHIP OF BUYER AND SELLER HEREUNDER ("PROCEEDINGS") EACH PARTY IRREVOCABLY (A) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS, AND
      (B) WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY PROCEEDINGS BROUGHT IN ANY SUCH COURT, WAIVES ANY CLAIM THAT SUCH PROCEEDINGS HAVE BEEN BROUGHT IN AN INCONVENIENT FORUM AND FURTHER WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO SUCH PROCEEDINGS, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH PARTY

15.18 Facsimile Signatures. Signatures to this Agreement transmitted by telecopy shall be valid and effective to bind the party so signing. Each party agrees to promptly deliver an execution original to this Agreement with its actual signature to the other party, but a failure to do so shall not affect the enforceability of this Agreement, it being expressly agreed that each party to this Agreement shall be bound by its own telecopied signature and shall accept the telecopied signature of the other party to this Agreement.

      IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed as of the date(s) set forth below to be effective as of the day and year first above written.

                            SELLER:

                            OVERSEAS PARTNERS (333), INC., an Illinois corporation


                            By: /s/ Michael J. Molletta
                               --------------------------
                            Name: Michael J. Molletta
                                 ------------------------
                            Title: Vice President
                                  -----------------------
                            Date: 06/22/00
                                 ------------------------


                            BUYER:

                            333 WEST WACKER LLC, a Delaware limited liability company


                            By: The John Buck Company, an Illinois corporation,
                                its managing member

                                By: /s/ John Q. O'Donnell
                                   ----------------------------
                                Name: John Q. O'Donnell
                                     --------------------------
                                Title: Executive Vice President
                                      -------------------------
                                Date: 06/23/00
                                     --------------------------

                            By: Value Enhancement Fund IV, L.P., a Georgia
                                limited partnership, its member

                                By:  VEF IV GP, Inc., a Georgia corporation,
                                     its sole general partner

                                     By: /s/ B. Stanton Breon
                                        --------------------------
                                     Name: B. Stanton Breon
                                          ------------------------
                                     Title: Vice President
                                           -----------------------
                                     Date: 06/22/00
                                          ------------------------

                            AGREEMENT OF ESCROW AGENT

      The undersigned has executed this Agreement solely to confirm its agreement to (a) hold the Escrow Deposits in escrow in accordance with the provisions hereof and (b) comply with the provisions of Article 13 and Section 15.2.

                            FIRST AMERICAN TITLE INSURANCE COMPANY

                            By:__________________________
                            Name:________________________
                            Title:_______________________
                            Date:________________________


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